EXHIBIT 99.2

PURCHASE AND SALE AGREEMENT

among

THE TORRANCE COMPANY,

a California partnership,

CARSON-MADRONA CO.,

a California partnership, and

THE GUILFORD GLAZER TRUST OF 1984

collectively, Seller

and

THE MILLS LIMITED PARTNERSHIP,

a Delaware limited partnership

Purchaser

As of May 1, 2003

DEL AMO FASHION CENTER AND

DEL AMO OFFICE CENTER

TORRANCE, CALIFORNIA

i

EXHIBITS

Exhibit A – Form of Letter of Credit
Exhibit B – Easement Terms
Exhibit C – Form of REA Estoppel
Exhibit D – Form of Tenant Estoppel
Exhibit E – Form of Ground Sublessor Estoppel
Exhibit F – Form of Seller’s Estoppel
Exhibit G – Forms of California Grant Deeds
Exhibit H – Form of Ground Sublease Assignment
Exhibit I – Intentionally Omitted
Exhibit J – Form of Tenant Lease Assignment
Exhibit K – Form of REA Assignment
Exhibit L – Form of Supplemental Assignment
Exhibit M – Form of Bill of Sale
Exhibit N – Form of Easement and Reservation of Rights Agreement
Exhibit O – Form of FIRPTA Affidavit
Exhibit P – Form of Title Affidavit and Gap Indemnity
Exhibit Q – Form of Ground Sublessor Consent
Exhibit R – Form of Holdback Escrow Agreement

SCHEDULES

Schedule 1.01-A – List of Anchor Tenants
Schedule 1.01-B – List of Excluded Other Agreements
Schedule 2.01-A – TTC Fee Parcel Legal Description
Schedule 2.01-B – TTC Leasehold Parcel Legal Description

Schedule 2.01-C – CMC Parcel Legal Description
Schedule 2.01-D – GG Parcel Legal Description
Schedule 4.01-A – Title and Survey Objections
Schedule 6.01-A – Diligence Room Index
Schedule 9.03-A – Special Assessments Paid in Installments
Schedule 11.03-A – Governmental or Third Party Consents
Schedule 11.03-B – List of Leases
Schedule 11.03-C – Delinquent Tenants and Adjoining Owners
Schedule 11.03-D – Landlord Defaults
Schedule 11.03-E – Tenant Defaults
Schedule 11.03-F – List of REAs
Schedule 11.03-G – Seller Defaults under REAs
Schedule 11.03-H – REA Party Defaults
Schedule 11.03-I – List of Other Agreements
Schedule 11.03-J – Defaults under Other Agreements
Schedule 11.03-K – List of Sears Ground Subleases
Schedule 11.03-L – Defaults under Sears Ground Subleases
Schedule 11.03-M – Violations
Schedule 11.03-N – Litigation
Schedule 11.03-O – Personal Property
Schedule 11.03-P – Leases of Personal Property and Equipment
Schedule 11.03-Q – Leasing Costs
Schedule 11.03-R – Parking Spreadsheet

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is made as of the first day of May, 2003, by and among THE TORRANCE COMPANY, a California partnership (“TTC”), CARSON-MADRONA CO., a California partnership (“CMC”), THE GUILFORD GLAZER TRUST OF 1984 (“GG”), each of TTC, CMC and GG having an office address c/o James L. Krasne, a Professional Corporation, 9440 Santa Monica Boulevard, Suite 610, Beverly Hills, California 90210 and hereinafter referred to collectively, and jointly and severally, as “Seller”, and THE MILLS LIMITED PARTNERSHIP, a Delaware limited partnership, having an office address at 1300 Wilson Boulevard, Suite 400, Arlington, Virginia 22209, Attn:  Greg Neeb (“Purchaser”).

W I T N E S S E T H:

WHEREAS, Seller owns certain fee interests and leasehold interests in real property collectively comprising a major portion of that certain regional shopping center known as Del Amo Fashion Center (the “Shopping Center”) located in the City of Torrance, Los Angeles County, California, which Shopping Center also includes the office building known as Del Amo Office Center.  The balance of the Shopping Center is owned by Sears, Roebuck and Co. and Macy’s West, Inc. or their respective affiliates, which are currently operating retail department stores on their respective parcels.

WHEREAS, Seller desires to sell and convey, and Purchaser desires to purchase, the Property (defined below), subject to and upon all of the terms, covenants and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual undertakings in this Agreement, the parties hereto agree as follows:

ARTICLE I.

Definitions; Authorized Entity

SECTION 1.01.  Definitions.  The following terms shall have the following meanings for the purposes of this Agreement.

“1031 Transaction” shall have the meaning set forth in Section 17.14.

“Adjoining Owners” shall mean, collectively, Sears, Roebuck and Co. and Macy’s West, Inc. (or an affiliate thereof).

“Adjustment Point” shall have the meaning set forth in Article IX.

“Advisor” shall have the meaning set forth in Section 14.01.

“Agreement” shall mean this Purchase and Sale Agreement, as amended or modified from time to time hereafter in accordance with the terms hereof.

“Anchor” shall mean (i) the Tenants listed on Schedule 1.01-A and/or (ii) the Adjoining Owners.

“Appurtenances” shall mean, with respect to the Shopping Center and the applicable Land, all right, title and interest, if any, of Seller in and to the following:  (i) all land lying in the bed of any public street, highway, road or avenue in front of or adjoining the Land, to the center line thereof; (ii) to the extent shown on the Survey, all rights of way, highways, public places, easements, appendages, appurtenances, sidewalks, alleys, strips and gores of land adjoining or appurtenant to the Land which are now or hereafter used in connection with the Shopping Center; (iii) all awards to be made in lieu of any of the foregoing, or for damages to the Land by reason of the change of grade of any street, highway, road or avenue; and (iv) all easements, rights and privileges benefiting the applicable Land, including those under the applicable Operating Agreement or Agreements.

“Asbestos Survey” shall have the meaning set forth in Section 6.05.

“Bankruptcy Code” shall have the meaning set forth in Section 3.02.

“Big Box Tenants” shall mean T.J. Maxx, Marshalls and Burlington Coat Factory.

“Business Day” shall mean any day other than a Saturday, a Sunday or a day on which national banking institutions in Los Angeles County are authorized or required to close.

“City” shall mean the City of Torrance, California.

“Closing” shall mean the closing of the sale of the Property by Seller to Purchaser provided for in Article VIII.

“Closing Date” shall mean the actual date of the Closing.

“Closing Month” shall have the meaning set forth in Section 9.01(a).

“CMC” shall have the meaning set forth in the caption of this Agreement.

“CMC Parcels” shall have the meaning set forth in Section 2.01.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Deposit” shall have the meaning set forth in Section 3.01(b).

“Due Diligence Date” shall have the meaning set forth in Section 6.05.

“Due Diligence Materials” shall have the meaning set forth in Section 6.01.

“Diligence Room Index” shall have the meaning set forth in Section 6.01.

“Environmental Requirements” shall mean all applicable statutes, laws, ordinances, rules, and regulations of all Governmental Authorities relating to the environment or the impact of the environment on human health and safety.

“Escrow Agent” shall have the meaning set forth in Section 3.02(a).

“Excepted Items” shall mean: (i) all items of personal property owned by the Tenants, subtenants, independent contractors, business invitees, utilities or Adjoining Owners; (ii) all items of personal property not owned but leased by Seller (it being understood that at the Closing such leases are to be assigned by Seller pursuant to the terms of this Agreement); (iii) all cash on hand, checks, money orders, prepaid postage in postage meters and, subject to Article IX, accounts receivable and (iv) all computer hardware, computer software, operating manuals, marketing materials and other similar items proprietary to Seller (provided that Purchaser shall be furnished with hard copies of all operating data contained therein).

“Existing Environmental Reports” shall have the meaning set forth in Section 6.01.

“Existing Physical Reports” shall have the meaning set forth in Section 6.01.

“GG” shall have the meaning set forth in the caption of this Agreement.

“GG Parcel” shall have the meaning set forth in Section 2.01.

“Governmental Authorities” shall mean all agencies, bureaus, departments and officials of federal, state, county, municipal and local governments and public authorities.

“Ground Sublease Assignment” shall have the meaning set forth in Section 10.01(b).

“Ground Sublessor Consent” shall have the meaning set forth in Section 13.01(f).

“Hazardous Substance” shall mean (i) any “hazardous substance” as defined in Section 101(14) of the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, (ii) asbestos and/or asbestos containing materials in friable form and (iii) petroleum, including crude oil or any fraction thereof.

“Holdback Escrow Agreement” shall have the meaning set forth in Section 15.04.

“Impositions” shall mean, with respect to the Property, all real estate and personal property taxes, general and special assessments, water and sewer charges, license fees and other fees and charges assessed or imposed by Governmental Authorities upon the Property.

“Improvements” shall mean all buildings, facilities, structures and improvements now located or hereafter erected on the Land, and all fixtures constituting a part thereof, other than those owned by Adjoining Owners.

“Income” shall have the meaning set forth in Section 3.02(a).

“Indemnified Purchaser Persons” shall have the meaning set forth in Section 15.06.

“Indemnified Seller Persons” shall have the meaning set forth in Section 15.07.

“Information” shall have the meaning set forth in Section 6.04.

“Insurance Requirements” shall mean (i) the requirements of the issuer of any insurance policy with respect to the Property or any portion thereof and (ii) the rules, regulations, orders and other requirements of any board of fire underwriters or fire insurance rating organization or any other body performing the same or similar functions, which are in effect at the time in question and which are applicable to the Property or any portion thereof; provided, however, that a violation of any items referred to in clause (i) above shall not be deemed to exist unless an insurance carrier for the Property shall require the remediation of any matter pursuant to any such requirement, rule, regulation or order as a condition to the continuation or renewal of its coverage on the same economic terms and conditions.

“Intangible Personal Property” shall mean all right, title and interest of Seller in and to all telephone numbers listed after the name of the Shopping Center, all names, trade names, designations, logos, service marks, licenses and permits and the appurtenant goodwill, used in connection with operation of the Shopping Center (other than the names or variations thereof of Seller, the partners of Seller, Adjoining Owners and Tenants), agreements to operate for specific periods, radius restriction agreements and similar agreements made by Tenants and Adjoining Owners, whether in their Leases or Operating Agreements or in separate agreements, and all similar items of intangible personal property owned by Seller and utilized solely in connection with the operation of the Shopping Center (excluding Excepted Items).

“Investigations” shall have the meaning set forth in Section 6.03(a).

“knowledge” or “notice” when used in respect of Seller shall mean, without any duty or responsibility to make any inquiry, review or investigation, only the current, actual, conscious (and not constructive, imputed or implied) knowledge of or written notice received by Guilford Glazer, James A. Jones or James L. Krasne.

“Land” shall mean the TTC Parcels, the CMC Parcels and the GG Parcel.

“Leases” shall mean all leases, licenses, concessions and other forms of agreement, written or oral, however denominated, wherein any one of TTC, CMC and/or GG (as a party named therein or the successor thereto) grants to any party or parties the right of use or occupancy of any portion of the Shopping Center (including, without limitation, grants by TTC with respect to the GG Parcel pursuant to the oral lease between GG, as lessor, and TTC, as lessee), and all renewals, modifications, amendments, guaranties and other agreements affecting the same, but expressly excluding the applicable Operating Agreements and Other Agreements.

“Leasing Costs” shall have the meaning set forth in Section 9.02.

“Legal Requirements” shall mean Insurance Requirements, Environmental Requirements and all statutes, laws, ordinances, rules, regulations, executive orders and requirements of all Governmental Authorities which are applicable to the Property or any part thereof or the use or manner of use thereof, or to the owners, Tenants or occupants thereof in connection with such ownership, occupancy or use.

“Letter of Credit” shall mean an irrevocable letter of credit to be held by the Escrow Agent pursuant to the terms of this Agreement, expiring no earlier than ninety (90) days after the date hereof, issued by a bank reasonably acceptable to Purchaser and Seller (it being agreed that Fleet and JP Morgan are each acceptable to Purchaser and Seller) and otherwise in substantially the form attached as Exhibit A.

“Liability Cap” shall have the meaning set forth in Section 15.03.

“Losses” shall mean, with respect to any obligation to indemnify any Person, any and all claims, actions, suits, demands, losses, damages, liabilities, obligations, judgments, settlements, awards, penalties, costs or expenses incurred by such Person, including reasonable attorneys’ fees and expenses, but excluding consequential damages, punitive damages and lost profits.

“New Lease” shall have the meaning set forth in Section 7.03.

“New Lease Notice” shall have the meaning set forth in Section 7.04.

“New Objection Period” shall have the meaning set forth in Section 4.02(a).

“New Title Objections” shall have the meaning set forth in Section 4.02(a).

“Offering Package” shall have the meaning set forth in Section 6.01.

“Operating Agreements” shall mean all reciprocal easement, operating and/or similar agreements, as amended or supplemented, by and among any one of TTC, CMC and/or GG or its predecessor in title to the Real Property and the Adjoining Owners.

“Other Agreements” shall mean all contracts, agreements and documents pertaining to the Real Property to which Seller or its predecessor in interest is a party and by which Seller is bound, other than the Operating Agreements, the Leases, the Sears Ground Subleases and the documents listed on Schedule 1.01-B, including all service contracts, construction contracts, leases of personal property and utility agreements, together with all amendments, supplements and modifications thereto.

“Other Charges” shall mean all items which are included in Rents other than fixed, minimum, percentage and overage rents.

“Permitted Encumbrances” shall have the meaning set forth in Section 4.02(b).

“Permitted Extension” shall have the meaning set forth in Section 8.01.

“Person” shall mean an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization.

“Personal Property” shall mean all apparatus, machinery, devices, appurtenances, equipment, furniture, furnishings, seasonal decorations and other items of personal property

(other than Intangible Personal Property and the Excepted Items) owned by Seller and located at and used in connection with the ownership, operation or maintenance of the Real Property.

“Pre-Closing Basket” shall have the meaning set forth in Section 13.02.

“Purchaser” shall have the meaning set forth in the caption of this Agreement.

“Purchaser’s Liability Insurance” shall have the meaning set forth in Section 6.03(a).

“Purchaser’s Notice” shall have the meaning set forth in Section 6.05.

“Purchaser’s Representatives” shall have the meaning set forth in Section 6.03(a).

“Property” shall mean, collectively, the Land, the Improvements, the Sears Ground Subleases, the Personal Property, the Intangible Personal Property, the Leases, the Operating Agreements and the Other Agreements.

“Purchase Price” shall mean Four Hundred Forty Two Million and No/100 Dollars ($442,000,000.00), subject to further adjustment as provided in Article IX and as otherwise expressly provided herein.

“REA Assignment” shall have the meaning set forth in Section 10.01(e).

“Real Property” shall mean, collectively, the Land and the Improvements.

“Recording Office” shall mean the Official Records of Los Angeles County, California.

“Rents” shall mean all fixed, minimum, additional, percentage, overage and escalation rents, common area and/or shopping center maintenance charges, advertising and promotional charges, insurance charges, rubbish removal charges, water charges, utility charges, HVAC charges and other amounts payable by Tenants under the Leases or payable by Adjoining Owners under the Operating Agreements.

“Required Estoppel Letters” shall have the meaning set forth in Section 5.01.

“Sears Ground Subleases” shall mean (i) that certain Ground Sublease, dated as of July 8, 1980, between Sears, Roebuck & Co., as lessor, and TTC, as lessee, and (ii) that certain Ground Sublease, dated as of February 12, 1985, between Sears, Roebuck & Co., as lessor, and TTC, as lessee.

“Seller” shall have the meaning set forth in the caption of this Agreement.

“Seller’s Copy” or “Seller’s Copies” shall mean Seller’s executed counterpart of the instrument in question or, if an executed counterpart is not in Seller’s possession or control, such conformed or photo static copies as may be in Seller’s possession or control.

“Seller’s Documents” shall have the meaning set forth in Section 11.03(a).

“Seller’s Estoppel Letter” shall have the meaning set forth in Section 5.02.

“Seller’s Response” shall have the meaning set forth in Section 6.05.

“Shopping Center” shall have the meaning set forth in the recitals hereof.

“Supplemental Assignment” shall have the meaning set forth in Section 10.01(f).

“Survey” shall have the meaning set forth in Section 4.01.

“Tenant Lease Assignments” shall have the meaning set forth in Section 10.01(d).

“Tenants” shall mean the tenants, licensees, concessionaires or other users or occupants under Leases.

“Title Commitment” shall have the meaning set forth in Section 4.01.

“Title Company” shall mean Chicago Title Insurance Company, or another title insurance company as may be mutually agreed upon by the parties.

“TTC” shall have the meaning set forth in the caption of this Agreement.

“TTC Fee Parcels” shall have the meaning set forth in Section 2.01.

“TTC Leasehold Parcels” shall have the meaning set forth in Section 2.01.

“TTC Parcels” shall have the meaning set forth in Section 2.01.

“Updated Environmental Report” shall have the meaning set forth in Section 6.05.

“Updated Physical Report” shall have the meaning set forth in Section 6.05.

“Violations” shall mean violations of Legal Requirements with respect to the Property.

SECTION 1.02.  Terms Generally.  Definitions in this Agreement apply equally to both the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  All references herein to Articles, Sections, Exhibits and Schedules shall be deemed to be references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The terms “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular article, section, paragraph or subdivision.

SECTION 1.03.  Authorized Agent.  During the term of this Agreement, Seller hereby covenants and agrees that Purchaser and Escrow Agent shall be entitled to rely on any documents, agreements and instruments executed and delivered by, or any actions taken by, Richard D. Jacobs, in his capacity as an authorized agent for and on behalf of Seller, as having been executed and delivered on behalf of, or taken on behalf of, Seller.  In addition, any payments or deliveries to be made to Seller by any of the parties hereto pursuant to the terms hereof shall be made to TTC, which shall accept same on behalf of Seller.  Any such payment or delivery to TTC pursuant to the immediately preceding sentence shall satisfy the payor’s obligation to make such payment or delivery to Seller as provided hereunder.  This Section shall survive the Closing or the earlier termination of this Agreement.

ARTICLE II.

Subject of Sale

SECTION 2.01.  Sale of the Property.  Subject to and in accordance with the terms, provisions, covenants and conditions more particularly set forth in this Agreement, in consideration of the mutual covenants and agreements hereinafter set forth, Seller agrees to sell and convey to Purchaser, and Purchaser agrees to purchase from Seller, the Property, more particularly described as follows:

(a)                                  All of the right, title and interest of TTC in and to certain parcels of improved real property located in the City of Torrance, Los Angeles County, California, which parcels, together with TTC’s right, title and interest in and to the Improvements situated thereon, comprise a portion of the Shopping Center, and are more particularly legally described in Schedule 2.01-A attached hereto and incorporated herein by reference, together with all Appurtenances pertaining thereto (the “TTC Fee Parcels”);

(b)                                 All of the right, title and interest of TTC, as ground sublessee, in and to the Sears Ground Subleases and in and to the two (2) parcels of real property leased thereunder and located in the City of Torrance, Los Angeles County, California, together with TTC’s right, title and interest in and to the Improvements situated thereon (including, without limitation, the office building known as Del Amo Office Center), comprising a portion of the Shopping Center, which leasehold interests are more particularly legally described in Schedule 2.01-B attached hereto and incorporated herein by reference (the “TTC Leasehold Parcels”; the TTC Fee Parcels and the TTC Leasehold Parcels are hereinafter referred to collectively as the “TTC Parcels”);

(c)                                  All of the right, title and interest of CMC in and to certain parcels of improved real property located in the City of Torrance, Los Angeles County, California, which parcels, together with CMC’s right, title and interest in and to the Improvements situated thereon, comprise a portion of the Shopping Center, and are more particularly legally described in Schedule 2.01-C attached hereto and incorporated herein by reference, together with all Appurtenances pertaining thereto (the “CMC Parcels”);

(d)                                 All of the right, title and interest of GG in and to a parcel of improved real property located in the City of Torrance, Los Angeles County, California, which parcel, together with GG’s right, title and interest in and to the Improvements situated thereon, comprises a portion of the Shopping Center, and is more particularly legally described in Schedule 2.01-D attached hereto and incorporated herein by reference, together with all Appurtenances pertaining thereto (the “GG Parcel”; the TTC Parcels, the CMC Parcels and the GG Parcel are hereinafter collectively referred to as the “Land”);

(e)                                  All of the right, title and interest of Seller, as landlord, in and to the Leases; and

(f)                                    All of the right, title and interest of Seller in and to the Operating Agreements, the Other Agreements, the Personal Property and, to the extent assignable, the Intangible Personal Property.

ARTICLE III.

Purchase Price

SECTION 3.01.  Purchase Price.  (a)  In consideration for the sale by Seller of the Property as provided in Section 2.01, at the Closing Purchaser agrees to pay to Seller in immediately available funds the Purchase Price.  Purchaser and Seller hereby agree that Eighteen Thousand and No/100 Dollars ($18,000.00) of such Purchase Price shall be allocated at the Closing to Personal Property, which figure may be adjusted by mutual agreement between the parties.

(b)                                 Upon execution and delivery of this Agreement by Seller and Purchaser, Purchaser shall either (i) deposit in an account designated by Escrow Agent the sum of Twenty Million and No/100 Dollars ($20,000,000.00) in immediately available funds or (ii) deliver to Escrow Agent the Letter of Credit in the stated amount of Twenty Million and No/100 Dollars ($20,000,000.00) (such funds or the Letter of Credit, the “Deposit”).  If the Deposit is not deposited as required by this Section 3.01(b), Seller shall have the right to terminate this Agreement and the parties hereto shall have no further rights or obligations hereunder except those expressly stated to survive a termination of this Agreement.

SECTION 3.02.  Escrow Provisions.  (a)  The Title Company (referred to in this Section and sometimes in other sections hereof as “Escrow Agent”) shall hold the Deposit in escrow until the Closing or such other time as is specified herein, and shall pay over or apply the Deposit in accordance with the terms of this Section 3.02.  If at any time the Deposit is not represented by the Letter of Credit, the Deposit shall be held in an interest-bearing bank account at Bank of America, or in such other investments as may be agreed to in writing by Seller and Purchaser.  All interest or other income, if any, earned on the Deposit (the “Income”) shall be paid to or applied for the benefit of Purchaser.  Purchaser shall be responsible for paying any income taxes thereon.  The tax identification numbers of the parties hereto shall be furnished to Escrow Agent upon request.

(b)                                 Any disposition of the Deposit shall be effected as follows:

(i)                                     If the Closing occurs, the Deposit (A) shall be returned to Purchaser if it is represented by the Letter of Credit and (B) the portion of the Deposit represented by cash shall be paid to the order of Seller and applied to the Purchase Price.

(ii)                                  If this Agreement is terminated pursuant to Section 15.01 or 17.11, then, (i) if the Deposit is represented by the Letter of Credit, Escrow Agent shall as promptly as practicable draw under any such Letter of Credit for the full amount available thereunder and as promptly as practicable pay the proceeds of such drawing to the order of Seller or (ii) if all or a portion of the Deposit is represented by cash, Escrow Agent shall as promptly as practicable pay such portion of the Deposit to the order of Seller as liquidated damages.

(iii)                               If the Closing does not occur for any reason other than termination pursuant to Section 15.01 or 17.11, the Deposit (A) shall be returned to Purchaser if it is represented by the Letter of Credit and (B) the portion of the Deposit represented by cash shall be paid to the order of Purchaser.

(c)                                  Escrow Agent shall not be required to make any disposition of the Deposit unless (i) Escrow Agent is directed to do so in writing by Seller and Purchaser or (ii) Escrow Agent is directed to do so in writing by the party which claims to be entitled to receive the Deposit and the other party does not object to such disposition within ten (10) days after receipt by such party of notice thereof from Escrow Agent or (iii) Escrow Agent is directed to do so by a final order or judgment of a court as hereinafter provided; provided, however, that if the Deposit is represented by the Letter of Credit, unless Purchaser shall have theretofore furnished an extension of such Letter of Credit or such Letter of Credit shall provide for automatic renewal of the term thereof, Escrow Agent shall draw under the Letter of Credit for the full amount available thereunder no sooner than ten (10) days and no later than five (5) days prior to the expiry thereof and hold the proceeds of such drawing as the Deposit in accordance with this Section 3.02.  The notice given by Escrow Agent pursuant to clause (ii) above shall state in capital letters that failure of the addressee to object to the disposition of the Deposit described in such notice within ten (10) days after receipt by such party of such notice shall constitute a waiver of the addressee’s right to contest or object to such disposition.  In the event that any dispute shall arise with respect to the entitlement of either party to the Deposit as set forth in this Section 3.02, Escrow Agent shall continue to hold the Deposit until otherwise directed by written instruction from Seller and Purchaser or a final order or judgment of a court of competent jurisdiction entered in an action or proceeding to which Escrow Agent is a party.  In addition, in the event of any such dispute, Escrow Agent shall have the right at any time to commence an action in interpleader and to deposit the Deposit with the clerk of a court of appropriate jurisdiction in the State of California.  Upon the commencement of such action and the making of such deposit, Escrow Agent shall be released and discharged from and of all further obligations and responsibilities hereunder.

(d)                                 The parties hereto acknowledge that Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that with respect to the Deposit Escrow Agent shall not be deemed to be the agent of any of the parties hereto and that Escrow Agent shall not be liable to either of the parties hereto for any act or omission on its part unless taken or suffered in bad faith, in willful disregard of this Agreement or involving gross negligence on the part of Escrow Agent.  Escrow Agent may act upon any instrument or other writing and upon signatures believed by it in good faith to be genuine, without any duty of independent verification, so long as Escrow Agent is not grossly negligent in doing so.  Escrow Agent shall not be bound by any modification of this Agreement unless the same is in writing and signed by the parties hereto and a counterpart thereof is delivered to Escrow Agent and, if Escrow Agent’s duties, rights or liabilities hereunder are affected, unless Escrow Agent shall have given its prior consent thereto in writing.  Escrow Agent shall not be required or obligated to determine any questions of law or fact.  The parties hereto shall jointly and severally indemnify and hold harmless Escrow Agent from and against all Losses incurred by Escrow Agent in connection with the performance of its duties under this Section 3.02 (including in an interpleader action or other litigation regarding the disposition of the Deposit), except with respect to acts or omissions taken or suffered by Escrow Agent in bad faith, in willful disregard of this Agreement or involving gross negligence on the part of Escrow Agent.

(e)                                  Escrow Agent shall have no liability for the selection of any particular account or investment made by the parties hereto, for fluctuations in the value of said account or investment, for the adequacy of Income earned on said account or investment or for any loss incurred in connection therewith.

(f)                                    Escrow Agent has acknowledged its agreement to hold the Deposit and the Income, if any, and the Escrow Fund in accordance with this Section 3.02 and to perform its other obligations expressly set forth in this Agreement by executing this Agreement, and Escrow Agent has executed this Agreement solely for such purpose.

(g)                                 Purchaser hereby acknowledges and agrees that the Deposit (whether cash or Letter of Credit) held by Escrow Agent does not and shall not constitute property of the estate of Purchaser within the meaning of section 541 of title 11 of the United States Code (the “Bankruptcy Code”), and Purchaser’s interest in such Deposit is limited to the right to have the Deposit returned if and when the conditions for the return of the Deposit to Purchaser are satisfied as set forth herein.

(h)                                 Purchaser hereby acknowledges and agrees that (i) the giving of notice by Seller to release the Deposit as provided hereunder and/or (ii) the release of the Deposit to Seller shall not be a violation of any provision of the Bankruptcy Code, including, without limitation, section 362 of the Bankruptcy Code, or require the approval of any court with jurisdiction over any case in which Purchaser or any affiliate of Purchaser is a debtor.  Purchaser hereby waives any provision of the Bankruptcy Code necessary to invoke the foregoing, including, without limitation, sections 105 and 362, and waives any right to defend against any motion for relief from the automatic stay that may be filed by Seller.

ARTICLE IV.

Title to the Property

SECTION 4.01.  Title and Survey.  Purchaser acknowledges that it has received and reviewed, prior to the date hereof (i) a commitment from the Title Company to issue a Fee and Leasehold Owner’s Policy of Title Insurance with respect to the Real Property (the “Title Commitment”) together with all exception documents referred to therein, and (ii) a draft ALTA survey for the Real Property depicting all known easements and encroachments (the “Survey”).  All matters appearing in the Title Commitment, on the Survey or are otherwise known to Purchaser on the date hereof, shall be deemed Permitted Encumbrances, except for the matters set forth on Schedule 4.01-A.  The matters on Schedule 4.01-A that are labeled “New Title Objections” shall be deemed to be New Title Objections that Seller shall attempt to cure in accordance with and subject to the provisions of Section 4.02(b).  Purchaser shall have the opportunity to object to the remaining matters on Schedule 4.01-A (i.e., matters not labeled “New Title Objections”) as New Title Objections within the time periods set forth in such Schedule (time being of the essence with respect to such time periods), pursuant to the terms of Section 4.02(a).  It is contemplated by the parties that Purchaser shall use such time periods to investigate such remaining matters.  Any such remaining matters not timely objected to by Purchaser shall be deemed Permitted Encumbrances.  Throughout the term of this Agreement, Purchaser shall promptly provide Seller with copies of any updates of the Title Commitment and the Survey.

SECTION 4.02.  Title Objections.  (a)  If, from and after the date hereof and prior to the Closing Date, additional title exceptions that were not previously reported in the Title Commitment, shown on the Survey or otherwise known to Purchaser as of the date hereof come into existence and are shown on an update of the Title Commitment or Survey, Purchaser will notify Seller, within five (5) days after its knowledge thereof or by the Closing Date (whichever is sooner) (the “New Objection Period”), of any reasonable objections that Purchaser may have to such additional exceptions (the “New Title Objections”); provided, however, that Purchaser shall not be entitled to object to, and shall be deemed to have approved as Permitted Encumbrances, any title exceptions (i) which do not materially adversely affect (A) the present use of the Property or (B) the market value thereof; (ii) over which the Title Company is willing to insure at no additional cost (or, if there is additional cost, if Seller will pay the cost); (iii) against which the Title Company is willing to provide affirmative insurance against collection from the Property or interference with the current use of the Property; (iv) which set forth any and all laws, regulations and ordinances including, without limitation, all environmental, building and zoning restrictions affecting the Property or the ownership, use or operation thereof adopted by any Governmental Authorities having jurisdiction over the Property or the ownership, use or operation thereof, and all amendments or additions thereto now in effect or which may be in force and effect on the Closing Date with respect to the Property; (v) which set forth any and all unpaid personal property, real estate and excise taxes, and all water, sewer, utility, trash and other similar charges, in each case that are not yet due and payable as of the Closing with respect to the Property but may become or give rise to a lien on all or any portion of the Property (it being understood that such items will be subject to apportionment at such Closing as provided herein); (vi) which set forth each Lease as may be amended, supplemented or otherwise modified from time to time subject to the terms of this Agreement; or (vii) which set forth any liens, encumbrances or other defects or exceptions to title insurance coverage caused by the Investigations of the Property by Purchaser or Purchaser’s Representatives.  To the extent Purchaser fails to notify Seller within the New Objection Period of any New Title Objections, all matters set forth in the update of the Title Commitment or on the Survey shall be deemed Permitted Encumbrances.  Likewise, to the extent Purchaser does notify Seller within the New Objection Period of New Title Objections, all matters set forth in the update of the Title Commitment or on the Survey that are not included as New Title Objections shall be deemed Permitted Encumbrances.

(b)                                 If Purchaser does so notify Seller of New Title Objections within the New Objection Period, Seller, upon written notice to Purchaser within ten (10) days of receipt of Seller’s notice of New Title Objections, shall attempt to cure such New Title Objections if Seller reasonably deems them curable, by eliminating them or having them modified to the reasonable satisfaction of Purchaser, and Seller may extend the Closing for one (1) or more periods not to exceed sixty (60) days in the aggregate (concurrent with any other adjournments taken by Seller hereunder), to attempt to cure such New Title Objections; provided, however, that Seller shall have no obligation to bring any action or proceeding or otherwise to incur any expense whatsoever to eliminate or modify New Title Objections that arise after the date of this Agreement and that would cost more than Two Hundred Thousand and No/100 Dollars ($200,000.00) in the aggregate to cure.  Notwithstanding the immediately preceding sentence, (i) Seller hereby agrees to use commercially reasonable and good faith efforts to cure New Title Objections that consist of a lien or encumbrance against the Property arising by legal process as a result of a judgment having been entered against Seller and (ii) Seller hereby agrees to cure New Title Objections that consist of (A) a mortgage lien against the Property, (B) a lien or encumbrance against the Property arising by legal process in respect of delinquent real estate taxes and/or assessments or (C) any mechanic’s or materialman’s lien; provided, however, in no event shall Seller be obligated to discharge any such lien created solely by a Tenant in occupancy or an Adjoining Owner, and to such extent the same shall constitute a Permitted Encumbrance, but Seller shall, prior to Closing, use commercially reasonable efforts to cause such Tenant or Adjoining Owner to discharge same.  If Purchaser notifies Seller within the New Objection Period of the New Title Objections and Seller does not elect or is unable to eliminate or modify the New Title Objections to the reasonable satisfaction of Purchaser on or before the Closing Date (as it may be extended pursuant hereto), then all obligations hereunder shall terminate, unless Purchaser waives such New Title Objections, in writing, within five (5) days of notice from Seller of its inability or unwillingness to eliminate or satisfactorily modify the New Title Objections, in which event, the transfer contemplated hereby shall close as scheduled with no adjustment to the Purchase Price.  The matters set forth in the Title Commitment and any update thereof or on the Survey or any update thereof which are approved by Purchaser, waived by Purchaser or deemed approved by Purchaser shall collectively constitute “Permitted Encumbrances” for all purposes under this Agreement.  For purposes of this Agreement, and without intending to expand the meaning of the phrase “commercially reasonable efforts”, the parties acknowledge that commercially reasonable efforts will not be interpreted as requiring the initiation or settlement of litigation or the payment of money (other than usual and customary expenses associated with negotiating and closing transactions of the nature set forth herein, including, without limitation, fees and expenses required to be paid under existing contractual obligations and processing or review fees and reimbursement for legal fees and other out-of-pocket expenses customarily required).

(c)                                  In the event of a termination of this Agreement under this Section 4.02, this Agreement shall be terminated and of no further effect and neither Seller nor Purchaser shall have any obligations of any nature to the other hereunder or by reason hereof, except as to those obligations hereunder that are specifically stated to survive such termination, and the Deposit shall be returned to Purchaser by Escrow Agent (and in such circumstances Seller shall join with Purchaser in a written instruction to Escrow Agent to return or pay, as the case may be, the Deposit to Purchaser in the manner set forth in Section 3.02).

(d)                                 Purchaser and Seller hereby acknowledge and agree that notwithstanding the terms of Articles XIII and XV hereof, the amount of the Pre-Closing Basket does not constitute an agreement between the parties as to a measure of any of the materiality concepts contained in this Article IV.

SECTION 4.03.  State of Title.  Seller shall give and Purchaser shall accept such title to the Property as the Title Company is willing to insure, at standard rates, subject only to its standard exceptions and the Permitted Encumbrances.

SECTION 4.04.  Full Performance.  The acceptance of the closing documents by Purchaser from Seller shall be deemed full performance on the part of Seller of all of its obligations under this Agreement, except as to any such obligation which is specifically stated in this Agreement to survive the Closing or is expressly contained in documents delivered at Closing.

ARTICLE V.

Estoppels

SECTION 5.01.  Required Estoppels.  Purchaser’s obligation to consummate the Closing hereunder shall be conditioned upon its receipt at least three (3) Business Days prior to the Closing Date of the following estoppel letters (the “Required Estoppel Letters”), subject to Section 5.02, addressed to Seller and Purchaser:

(a)                                  Estoppel letters from all Anchors (which shall include all of the current parties to the Operating Agreements) and Big Box Tenants, in substantially the forms annexed hereto as Exhibits C and D, as applicable; provided, however, that if any Lease or Operating Agreement provides for the form or content of an estoppel letter, Purchaser shall, subject to Section 5.03, accept an estoppel letter as called for therein if the applicable Anchor or Big Box Tenant refuses to execute one substantially in the forms annexed hereto as Exhibits C and D, as applicable, after being requested to do so by Seller.

(b)                                 Estoppel letters from Tenants (other than Anchors and Big Box Tenants) under Leases in effect as of the date hereof relating to, in the aggregate, at least sixty five percent (65%) of the occupied gross leaseable area at the Shopping Center, such estoppel letters to be in substantially the form annexed hereto as Exhibit D; provided, however, that if any Lease provides for the form or content of an estoppel letter, Purchaser shall, subject to Section 5.03, accept an estoppel letter as called for therein if the applicable Tenant refuses to execute one substantially in the form annexed hereto as Exhibit D after being requested to do so by Seller.

(c)                                  Estoppel letters from the ground sublessors under the Sears Ground Subleases, such estoppel letters to be in substantially the form annexed hereto as Exhibit E.

SECTION 5.02.  Seller’s Estoppels.  If Purchaser has received estoppel letters from Tenants (other than Anchors and Big Box Tenants) under Leases in effect as of the date hereof relating to, in the aggregate, at least fifty percent (50%) of the occupied gross leaseable area of the Shopping Center, Seller may elect to deliver to Purchaser estoppel letters signed by Seller substantially in the form annexed hereto as Exhibit F (each, a “Seller’s Estoppel Letter”) as a substitute for any remaining estoppel letters that have not been obtained and are necessary to meet the requirements of Section 5.01(b).  Statements made by Seller in a Seller’s Estoppel Letter shall constitute warranties and representations by Seller which shall survive the Closing and shall otherwise be subject to the limitations set forth in Section 11.05.  A Seller’s Estoppel

Letter shall be of no further force or effect as of the date on which there is delivered to Purchaser an estoppel letter from the party in respect of which such Seller’s Estoppel Letter was given, but only to the extent that the estoppel letter executed by such party confirms the statements made in such Seller’s Estoppel Letter.

SECTION 5.03.  Variance Between Estoppels and Forms Annexed as Exhibits.  Any objections or claims relating to variances in the estoppel letters actually delivered to Purchaser pursuant to this Agreement, as compared to the forms required to be delivered pursuant to Sections 5.01 and 5.02 above, shall be deemed waived by Purchaser for all purposes under this Agreement, to the extent that such variances reflect information expressly disclosed in this Agreement and the Exhibits and Schedules hereto or otherwise known to Purchaser on the date hereof.  In the event that any other variances in the estoppel letters actually delivered to Purchaser pursuant to this Agreement, as compared to the forms required to be delivered pursuant to Sections 5.01 and 5.02 above disclose any breaches of Seller’s representations, warranties or covenants under this Agreement, such breaches shall be aggregated on the Closing Date with all of Seller’s other breaches pursuant to Section 13.02(i).

SECTION 5.04.  All Estoppels To Be Delivered.  Seller agrees that notwithstanding the fact that the Required Estoppel Letters encompass less than all the Tenants, Seller will request all (i) parties to Operating Agreements and (ii) Tenants who lease more than 2,500 square feet of gross leasable area at the Property to execute estoppel letters substantially in the form called for by Section 5.01.  Within ten (10) Business Days after the date of this Agreement, Seller shall deliver to Purchaser and Purchaser’s legal counsel the prepared forms of estoppel letters for all such parties.  Purchaser shall have a period of five (5) Business Days to review and approve such forms.  Thereafter, Seller will promptly submit the approved forms to such parties.  Seller will use reasonable efforts to obtain the estoppel letters contemplated by this Section 5.04; provided, however, that such efforts shall not require Seller to incur any expense or liability (other than de minimis expenses).  Seller further agrees that all estoppels received by it will be delivered to Purchaser promptly after receipt, whether or not such estoppels are required in order to satisfy any of the requirements of this Article V and whether or not such estoppels are received before or after the Closing.  The provisions of the preceding sentence shall survive the Closing.  Subject to prior notice to and approval by Seller of any contacts with Anchors or Tenants (such approval not to be unreasonably withheld), Purchaser may participate in the process of obtaining estoppel letters.

ARTICLE VI.

Due Diligence

SECTION 6.01.  Deliveries by Seller.  Purchaser acknowledges that, prior to the date hereof, it has received an offering package with respect to the Property (the “Offering Package”) distributed by the Advisor and has reviewed the documents, information and reports described on Schedule 6.01-A (the “Diligence Room Index”), which documents, information and reports included a Phase I environmental report and a Phase II environmental report (collectively, the “Existing Environmental Reports”) and a physical needs assessment report and a seismic risk assessment report (collectively, the “Existing Physical Reports”; all of the foregoing, together with all other documents, reports and materials delivered to Purchaser by

Seller or otherwise actually reviewed by Purchaser, prior to the date hereof, collectively, the “Due Diligence Materials”).

SECTION 6.02.  No Representations Regarding Due Diligence Materials.  Except as expressly set forth in Article XI, by furnishing Purchaser with the Due Diligence Materials, Seller does not make any warranty or representation with respect to the accuracy, completeness, conclusions or statements expressed in the Due Diligence Materials.  Seller shall furnish Purchaser with any other existing information, reports or updates of such Due Diligence Materials upon request by Purchaser, or upon receipt thereof, but failure to deliver same shall not in and of itself constitute a default hereunder, or otherwise constitute a failure of a condition to Closing.  Purchaser hereby waives any and all claims against Seller arising out of the accuracy, completeness, conclusions or statements expressed in the Due Diligence Materials furnished by Seller or any other party (provided the foregoing shall not limit claims Purchaser may have against Seller for breaches of representations or warranties expressly set forth in Article XI of this Agreement).  Purchaser further acknowledges and agrees that it has not relied upon any information or statements furnished by Advisor or any of its employees or representatives and hereby releases such Persons from any claim for any loss, liability, costs or expenses.

SECTION 6.03.  Access to the Property.  (a)  Provided Purchaser has delivered evidence of Purchaser’s Liability Insurance to Seller and Seller has approved the same (which approval shall not be unreasonably withheld, conditioned or delayed), Seller will allow Purchaser and its employees, agents, prospective lenders, attorneys, contractors and representatives (collectively, “Purchaser’s Representatives”) to enter upon the Property prior to the Closing Date at reasonable times during normal business hours upon two (2) Business Days’ prior notice (but subject to the rights of Tenants) and without material interruption of the Seller’s management of the Property or any Tenant’s use of its premises or the Property for the purpose of updating surveys, inspections, engineering studies, environmental assessments and any other tests, examinations or studies which Purchaser may reasonably deem necessary and to inspect the Property and all books, records and accounts relating to the operation thereof (collectively, “Investigations”), at reasonable times upon reasonable notice (which for all events shall be at least two (2) Business Days’ prior notice).  Purchaser shall be solely responsible for all of the costs and expenses of any Investigations and shall conduct such Investigations in good faith and with due diligence.  Notwithstanding the foregoing, Seller’s prior written consent (which shall not be unreasonably withheld) shall be required for any Investigations which involve invasive or destructive testing of the Property (or any portion thereof and including, without limitation, any boring of the Property in connection with an environmental audit or otherwise) or any alteration of the Property (or any portion thereof).  In the event Seller does provide its consent to any such invasive testing or alteration, Purchaser shall promptly restore the Property to its condition immediately prior to, as applicable, such test or alteration.  Purchaser shall provide Seller with evidence that applicable contractors have named Seller as an additional insured to their respective insurance policies, which insurance policies must be approved by Seller in its reasonable discretion.  Purchaser shall (i) fully comply with all laws, rules and regulations applicable to Property and/or the Investigations and all other activities undertaken in connection therewith, (ii) not interfere with the use, occupancy, management, maintenance or operation of the Property (or any portion thereof) by Seller or the Tenants (or any of their respective agents, representatives, guests, invitees, contractors, or employees), and (iii) permit Seller to have one or more representatives present during all Investigations undertaken hereunder.  Purchaser hereby agrees to indemnify, defend and hold harmless the Indemnified Seller Persons from and against any and all Losses suffered or incurred by Seller or any of such other entities or persons and arising out of or in connection with (i) Purchaser’s and/or Purchaser’s Representatives’ entry upon the Property, (ii) any Investigations and other activities conducted on the Property by Purchaser or Purchaser’s Representatives, and (iii) any liens or encumbrances filed or recorded against the Property as a consequence of any and all Investigations and other activities undertaken by Purchaser or Purchaser’s Representatives except to the extent caused by such other entities or persons; provided, however, Purchaser shall have no such indemnity, defense or hold harmless obligations with respect to Losses caused by Purchaser’s mere discovery of information respecting the Property.  Purchaser shall procure, prior to entry upon the Property, and maintain for at least six (6) months after the Closing or earlier termination of this Agreement commercial general liability insurance covering Purchaser, Seller and the Property on an occurrence, as opposed to claims made, basis and providing for a combined single limit for bodily injury and property damage of not less than Five Million and No/100 Dollars ($5,000,000.00) per occurrence issued by companies and in form and substance reasonably satisfactory to Seller (“Purchaser’s Liability Insurance”).  All of Purchaser’s Liability Insurance shall be primary and not contributing with any insurance maintained by Seller to the extent of Purchaser’s indemnity contained in this Section 6.03(a).  Seller shall be named as an additional insured under all of Purchaser’s Liability Insurance and Seller shall be given written notice at least thirty (30) days prior to cancellation, material amendment or reduction of any such coverage.  The indemnity and covenants of Purchaser set forth in this Section 6.03(a) shall survive the Closing or termination of this Agreement.

SECTION 6.04.  Return of Information Upon Termination.  If this Agreement is terminated by either party pursuant to the terms of this Agreement, then upon Seller’s request, Purchaser shall return to Seller all Due Diligence Materials delivered to Purchaser and/or Purchaser’s Representatives as well as a copy of any and all reports studies, data, analysis and surveys that Purchaser and/or Purchaser’s Representatives discover, commission or generate in connection with or resulting from their due diligence activities on the Property, except to the extent such materials are protected by attorney-client privilege or Purchaser is required by law to keep such materials confidential (collectively, the “Information”).  All of the Information shall be deemed confidential, and Purchaser agrees that prior to the Closing and without the prior written consent of Seller to the contrary, which consent may be withheld in Seller’s sole and absolute discretion, Purchaser will: (a) keep the Information confidential, unless such Information is in the public domain through no fault of Purchaser or is required to be disclosed by applicable law or judicial process (including the enforcement of Purchaser’s remedies under this Agreement); it being acknowledged and agreed by Seller that Purchaser may disclose the Information to any person assisting Purchaser with its analysis of the Property and any potential or actual lenders or partners of Purchaser, and only after procuring such person’s agreement to abide by these confidentiality restrictions, (b) use the Information only in connection with Purchaser’s evaluation of the Property; (c) use reasonable efforts to safeguard the Information from unauthorized disclosure; and (d) except as otherwise permitted in sub-section (a) above, not disclose to any person (1) that the Information has been made available to Purchaser, (2) that Purchaser has inspected any portion of the Information, or (3) any facts with respect to the terms of this Agreement (and Seller agrees to do the same with respect to this sub-Section 6.04(d)(3)).  Purchaser shall indemnify the Indemnified Seller Persons from and against any and all Losses resulting from, arising out of or in connection with Purchaser’s breach of its obligations under this Section 6.04.  Notwithstanding anything to the contrary contained herein or in any and all confidentiality agreements executed by Purchaser in connection with Purchaser’s due diligence of the Property and/or the transactions contemplated herein, Purchaser and each of Purchaser’s employees, representatives or other agents may disclose to any and all persons without limitation of any kind the tax treatment and tax structure of the transactions contemplated herein and all materials of any kind (including opinions or other tax analyses) relating to such “tax treatment” or “tax structure” that are provided to Purchaser, except that (i) Purchaser may not disclose information identifying the parties to such transactions and (ii) Purchaser may not disclose (except to the extent relevant to such tax structure or tax treatment) any nonpublic commercial or financial information.  For this purpose, the “tax treatment” is the purported or claimed federal income tax treatment of a transaction and the “tax structure” is any fact that may be relevant to understanding the purported or claimed federal income tax treatment of a transaction.

SECTION 6.05.  Contingency Date; Purchaser’s Right to Terminate.  Purchaser shall have until June 2, 2003 (the “Due Diligence Date”) (with respect to items (i), (ii) and (iii) in this sentence) and May 16, 2003 (with respect to item (iv) in this sentence) to (i) review the Existing Environmental Reports and/or obtain supplemental environmental report(s) for the Property (such supplemental environmental report(s), the “Updated Environmental Report”), (ii) review the Existing Physical Reports and/or obtain supplemental seismic risk assessment and/or physical needs assessment report(s) for the Property (such supplemental seismic risk assessment and/or physical needs assessment report(s), the “Updated Physical Report”), (iii) obtain and review an asbestos survey for the Property (the “Asbestos Survey”) and (iv) investigate and analyze the matters set forth in Schedules 11.03-D and 11.03-G; provided that Purchaser complies with the terms of this Article with respect to these activities and provides Seller with copies of any Updated Environmental Report, Updated Physical Report and Asbestos Survey promptly upon receipt.  Seller agrees to use commercially reasonable efforts to cooperate with Purchaser in its efforts to obtain the Updated Environmental Report, the Updated Physical Report and the Asbestos Survey.  If (i) any Updated Environmental Report discloses a new condition or material deterioration of a previously disclosed condition at the Property that was not disclosed in the Existing Environmental Reports or in any of the Due Diligence Materials; (ii) any Updated Physical Report reveals a new condition or material deterioration of a previously disclosed condition at the Property that was not disclosed in the Existing Physical Reports or in any of the Due Diligence Materials and is not typical of a regional shopping center of similar age and built during the time period in which the Shopping Center was built; (iii) the Asbestos Survey reveals a new condition or material deterioration of a previously disclosed condition at the Property that was not disclosed in the Existing Environmental Reports, the Existing Physical Reports or in any of the Due Diligence Materials; or (iv) Purchaser’s investigation of the matters set forth in Schedules 11.03-D and 11.03-G reveals new information regarding the Property that was not disclosed in either of such Schedules or in any of the other Schedules and Exhibits to this Agreement or in the Due Diligence Materials, and, in any such case referred to in clauses (i), (ii), (iii) and (iv) above, the new condition, material deterioration or information materially and adversely affects the value of the Property (as determined by Purchaser, acting reasonably and in good faith), Purchaser shall notify Seller promptly upon making such determination and, in any event, not later than 3:00 p.m. (Pacific Time) on the Due Diligence Date with respect to the cases in clauses (i), (ii) and (iii), or not later than 3:00 p.m. (Pacific Time) on May 16, 2003 with respect to the cases in clause (iv).  The Purchaser’s notice (the “Purchaser’s Notice”) shall include an explanation of the condition, copies of all reports and other written materials relating to the condition and its adverse effect on the Property and, if available to Purchaser, a proposal of a method of curing the subject condition that would be acceptable to Purchaser.  Seller shall have until 3:00 p.m. (Pacific Time) on the date that is three (3) Business Days after the delivery of Purchaser’s Notice to respond in writing (the “Seller’s Response”) either that it will discuss and explore with Purchaser the prospect of curing the condition or that it is unable or unwilling to engage in that discussion and exploration (and failure to respond will deemed to be the latter).  If Seller delivers (or is deemed to have delivered) a Seller’s Response indicating that it will not explore cure options, Purchaser shall have until 3:00 p.m. (Pacific Time) on the date that is three (3) Business Days from the date on which the Seller’s Response was delivered to (i) waive the original Purchaser’s Notice and affirm Purchaser’s obligations hereunder, in which case Purchaser shall be deemed to have accepted the condition described in the Purchaser’s Notice without any change to the other terms of this Agreement or (ii) terminate this Agreement by written notice to Seller.  If Seller delivers a Seller’s Response indicating it will explore cure options, then Seller and Purchaser will negotiate in good faith to obtain such additional information, if any, as may be necessary to develop a method of cure acceptable to Seller and Purchaser.  If, however, at any time following the delivery of a Seller’s Response indicating that it will explore cure options, Seller determines that it is unable or unwilling to cure the condition in a manner acceptable to Purchaser, Seller shall promptly notify Purchaser of its determination in writing and Purchaser shall have until 3:00 p.m. (Pacific Time) on the date that is three (3) Business Days from the date on which it was delivered to (i) waive the original Purchaser’s Notice and affirm Purchaser’s obligations hereunder, in which case Purchaser shall be deemed to have accepted the condition described the Purchaser’s Notice without any change to the other terms of this Agreement or (ii) terminate this Agreement by written notice to Seller.  If Purchaser terminates this Agreement pursuant to this Section, this Agreement shall terminate, the Deposit shall be returned to Purchaser and the parties shall have no further liability to one another arising from this Agreement, except that the provisions of the following Sections of this Agreement shall survive such termination and be enforceable by the parties after termination:  Sections 3.02(c), 6.01, 6.02, 6.03, 6.04, this 6.05 and the provisions of Article 15.  If Purchaser does not elect to terminate this Agreement (including by not delivering Purchaser’s Notice within the required time period) in accordance with this Section 6.05, Purchaser shall be deemed to have approved its due diligence investigation of the Property, including without limitation all zoning, laws, ordinances and regulations pertaining to the Property and all environmental matters pertaining to the Property.  Any new conditions or information discovered as a result of the activities described in the first sentence of this Section 6.05 shall automatically be deemed to update the applicable Exhibits and Schedules attached hereto and modify the applicable representations and warranties made by Seller herein to reflect such new conditions or information.  TIME IS OF THE ESSENCE WITH RESPECT TO THE DATES AND TIME PERIODS SET FORTH IN THIS SECTION 6.05.

SECTION 6.06.  Materiality.  Purchaser and Seller hereby acknowledge and agree that notwithstanding the terms of Articles XIII and XV hereof, the amount of the Pre-Closing Basket does not constitute an agreement between the parties as to a measure of any of the materiality concepts contained in this Article VI.

ARTICLE VII.

Operation of the Property Until Closing

SECTION 7.01.  Standard of Operation.  Seller agrees to operate and maintain the Property between the date of this Agreement and the Closing Date in the ordinary course of business and in a manner consistent with Seller’s present business practices.

SECTION 7.02.  Notice Requirements.  Seller will promptly notify Purchaser of any of the following matters which occur between the date of this Agreement and the Closing Date:  (i) notices of default received or given by Seller with respect to any Lease, the Sears Ground Subleases, any Operating Agreement or any material Other Agreement, (ii) litigation commenced by Seller, or litigation of which Seller has received written notice commenced or threatened against Seller, with respect to the Property (other than litigation arising in the ordinary course of business of operating a regional shopping center covered by insurance (or covered by Seller through deductible or retention arrangements applicable to such insurance) as to which the insurer has been notified on a timely basis and has not disclaimed liability), (iii) notices of condemnation proceedings commenced or directed against all or any portion of the Property received by Seller, (iv) material casualty losses to the Improvements and (v) notices of any written claims or Violations received by Seller.

SECTION 7.03.  Seller’s Rights and Covenants.  Subject to Section 7.01, between the date hereof and the Closing Date, (i) Seller shall maintain all insurance currently maintained by Seller on the Property in full force and effect, (ii) Seller shall have the right, upon prior written notice by Seller to Purchaser, to take such action as is appropriate and consistent with its prior practices to collect Rents or damages in lieu of Rents under any Lease which shall be in default, whether or not such default existed prior to the date of this Agreement, (iii) Seller shall not, without the prior written consent of Purchaser, which consent shall not be unreasonably withheld, (A) amend, modify, terminate or consent to the assignment of any of the Operating Agreements, the Sears Ground Subleases or material Other Agreements or enter into any new Operating Agreement or material Other Agreement, (B) enter into any new Lease (except in accordance with Section 7.04) (a “New Lease”), (C) amend or modify any Lease or consent to the assignment of any Lease or (D) terminate any Lease, (iv) Seller shall not intentionally (by act or omission) cause any lien or other encumbrances to attach to or affect the Property, other than the lien for taxes not yet due and payable or any liens which Seller is contesting in good faith (provided that all liens are released of record by Closing), (v) Seller shall not make any material alterations to the Property and (vi) Purchaser and its duly authorized representatives, agents and consultants shall have the right, during normal business hours and upon reasonable notice, to examine Seller’s books, records, documents and other materials relating to the Property and to inspect and visit the Property.

SECTION 7.04.  New Leases.  If between the date hereof and the Closing Date, Seller desires to enter into any New Lease, Seller shall give Purchaser notice (the “New Lease Notice”) which (A) sets forth with respect to such proposed new Lease (i) the name of the prospective Tenant, (ii) the term of the Lease, (iii) the Rents payable under the Lease, (iv) the location and size of the premises, (v) the permitted uses under the Lease, (vi) the expenses associated with the consummation of the Lease, including leasing commissions, tenant improvement costs, tenant allowances and the like, and (vii) any concessions or free Rent being granted, and which sets forth on its face the substance of the last sentence of this Section 7.04 and (B) which is accompanied by the applicable lease documentation.  Seller shall not enter into any such lease without the prior written consent of Purchaser, which consent may be withheld in Purchaser’s sole discretion.  If Purchaser does not respond to any New Lease Notice within five (5) Business Days after its receipt thereof, Purchaser shall be deemed to have not approved the New Lease which is the subject of such New Lease Notice and Seller shall not have the right to enter into such new Lease.

ARTICLE VIII.

The Closing

SECTION 8.01.  Closing Date.  The Closing shall occur at the offices of the Escrow Agent on the thirtieth (30th) day after the Due Diligence Date (or if such day is not a Business Day, then the first Business Day after such day).  Notwithstanding the foregoing, Seller shall have the right, upon not less than three (3) Business Days’ notice to Purchaser, to adjourn the Closing one or more times (i) for an aggregate of not more than sixty (60) days (which shall run concurrently with any adjournments effected by Seller pursuant to clause (ii) below) to cure exceptions to title, obtain estoppel letters or satisfy other closing conditions and (ii) for such other extensions as are expressly provided for in this Agreement (the “Permitted Extensions”).

SECTION 8.02.  Actions at Closing.  At the Closing the following transactions will be consummated in the order set forth below; provided, however, that none of such transactions will be consummated on the Closing Date unless all such transactions are consummated:

(a)                                  Seller will convey the Property to Purchaser;

(b)                                 Purchaser will pay to Seller the Purchase Price in accordance with Section 2.01; and

(c)                                  The parties will execute, deliver and accept the documents and instruments and take all other action required of them pursuant to this Agreement.

ARTICLE IX.

Apportionments

At the Closing (except where a later date is specifically provided for in this Article), the parties hereto shall adjust, on an accrual basis, the items set forth below as of 11:59 p.m. on the day preceding the Closing Date (the “Adjustment Point”), and the net amount thereof shall be borne by Seller or Purchaser, as applicable, through a decrease or increase in the Purchase Price as of the Closing Date.

SECTION 9.01.  Rents.  Rents shall be apportioned as and when collected.  Any Rents collected by Purchaser (which, for purposes of this Section 9.01, shall include Rents collected by any agent acting for Purchaser) subsequent to the Closing (whether due and payable prior to or subsequent to the Adjustment Point) shall be adjusted as of the Adjustment Point, and any portion thereof properly allocable to periods prior to the Adjustment Point, net of costs of collection properly allocable thereto, if any, shall be paid by Purchaser to Seller promptly after the collection thereof by Purchaser, but subject to the further provisions of this Section 9.01 in the case of Rents due prior to the Adjustment Point.  If prior to the Closing Seller shall have collected any Rents (which, for the purposes of this Section 9.01, shall include Rents collected by any agent acting for Seller) which are properly allocable in whole or in part to periods subsequent to the Adjustment Point, the portion thereof so allocable to periods subsequent to the Adjustment Point, net of costs of collection properly allocable thereto, if any, shall be credited to Purchaser by Seller at the Closing.  As used in this Section 9.01 the term “costs of collection” shall mean and include reasonable attorneys’ fees and other costs incurred by Purchaser or Seller in collecting any Rents, but shall not include the regular fees payable to any property manager for the Property, the payroll costs of any of Seller’s or Purchaser’s employees or any other internal costs or overhead of Seller or Purchaser.

(a)                                  One week prior to the Closing Seller shall deliver to Purchaser (i) a list of all Tenants and Adjoining Owners which are delinquent in payment of Rents as at the Adjustment Point, which list shall set forth the amount of each such delinquency, the period to which each such delinquency relates and the nature of the amount due itemizing separately, as applicable, fixed monthly rent, tax reimbursements, common area maintenance, electric charges, charges for tenant services, charges for overtime services, percentage rent and other charges, if any, and (ii) a list of each Tenant which paid percentage or overage rent based on sales or gross income during the fiscal year in which the Closing Date occurs and the amount so paid by each such Tenant through the Adjustment Point.  Any amount collected by Purchaser after the Closing Date, from Tenants or Adjoining Owners who owe Rents for periods prior to the Closing Date, shall be applied (i) first, in payment of Rents for the month in which the Closing Date occurs (the “Closing Month”), (ii) second, in payment of Rents for the periods preceding the Closing Month, up to the amount of $250,000.00, (iii) third, in payment of Rents for the periods following the Closing Month and (iv) fourth, in payment of Rents for the periods preceding the Closing Month that have not been paid pursuant to clause (ii) above.  Each such amount, less any costs of collection (including reasonable counsel fees) reasonably allocable thereto, shall be adjusted and prorated as provided above, and the party who receives such amount shall promptly pay over to the other party the portion thereof to which it is so entitled.

(b)                                 Purchaser shall use commercially reasonable efforts to bill and collect any delinquencies set forth on the list delivered by Seller pursuant to Section 9.01(a) for a period of eighteen (18) months after the Closing and the amount thereof, as, when and to the extent collected by Purchaser, shall, if due to Seller pursuant to the provisions of Section 9.01(a), be paid by Purchaser to Seller, less any costs of collection (including reasonable counsel fees) reasonably allocable thereto, promptly after the collection thereof by Purchaser.  In no event shall Purchaser be obligated to institute any actions or proceedings or to seek the eviction of any Tenant or Adjoining Owner in order to collect any such delinquencies.

(c)                                  Following the Closing and upon Seller’s written request, Purchaser shall submit or cause to be submitted to Seller, within thirty (30) days after the end of each calendar quarter up to and including the calendar quarter ending on December 31, 2003, but only so long as any delinquencies shall be owed to Seller, a statement which sets forth all collections made by

Purchaser from the Tenants and Adjoining Owners which owe such delinquencies through the end of such calendar quarter.  Seller shall have the right from time to time following the Closing until ninety (90) days after receipt by Seller of the last quarterly statement required hereunder, at Seller’s expense, to examine and audit so much of the books and records of Purchaser as relate to such delinquencies in order to verify the collections reported by Purchaser in such quarterly statements.

(d)                                 Purchaser agrees not to waive or settle any delinquency owed in whole or in part to Seller without the prior written consent of Seller, which consent may be granted or withheld in Seller’s sole discretion.

(e)                                  With respect to that portion of the Rents which constitute percentage or overage rents, or other amounts payable by Tenants based upon the sales or gross receipts of such entities, the following shall apply:  (i) at the Closing and/or, in the case of percentage or overage rents which are in arrears or are payable in other than monthly installments, subsequent to the Closing, percentage or overage rents shall be apportioned as provided in the other paragraphs of this Section 9.01 in the case of Rents generally; and (ii) following the end of the fiscal year or lease year, as appropriate, on account of which such percentage or overage rents are payable by each Tenant and receipt by Purchaser of any final payment on account thereof due from such Tenant (including any amount due as a result of an audit conducted by Seller or Purchaser), Purchaser shall pay to Seller, net of costs of collection and audit, if any, the excess, if any, of (A) the amount of percentage or overage rents paid by such Tenant on account of such entire fiscal year or lease year, as appropriate, multiplied by a fraction, the numerator of which is the number of months (including any fraction of a month expressed as a fraction) of such fiscal year or lease year, as appropriate, which occurred prior to the Adjustment Point and the denominator of which is twelve (12) or such lesser number of months (including any fraction of a month expressed as a fraction) as may have elapsed in such fiscal year or lease year, as appropriate, prior to the expiration of the Lease in question over (B) all amounts theretofore received by Seller on account of the percentage or overage rents in question for such fiscal year or lease year, as appropriate.  If in any case the amount provided for in (B) above exceeds the amount provided for in (A) above, Seller shall pay the amount of such excess to Purchaser upon demand.  If on the Closing Date Seller shall be conducting any audits of payments of percentage or overage rents previously made by Tenants for fiscal years or lease years, as appropriate, prior to the ones in effect on the Closing Date, Seller shall so notify Purchaser in writing on the Closing Date and Seller shall have the right to continue all such audits until completion thereof and to collect and retain any amounts payable to Seller hereunder by reason thereof.

(f)                                    With respect to that portion of Rents which are payable on an annual, semiannual or other non-monthly basis, Purchaser shall use commercially reasonable efforts to bill and collect for a period of eighteen (18) months after the Closing all such payments which become due after the Closing, which payments, to the extent allocable to periods prior to the Adjustment Point, shall be paid by Purchaser to Seller promptly after receipt thereof, subject to costs of collection, if any, properly allocable thereto.  With respect to that portion of Rents that are attributable to payments of expenses such as common area/shopping center maintenance charges, merchants’ or other association charges or advertising and promotional charges, such Rents shall be apportioned based on which party paid or will pay the correlating expenses for the relevant period.  With respect to that portion of Rents which are billed on an index-based formula or on an estimated basis during the fiscal or other period for which paid, at the end of such fiscal or other period Purchaser shall determine whether the items in question have been over billed or under billed (or over- or under-estimated, as applicable).  If there has been an over billing or over-estimation and an over billed/estimated amount has been received, Seller shall, promptly after request by Purchaser, pay to Purchaser the portion of such over billed/estimated amount which is properly allocable to the period prior to the Adjustment Point, and promptly thereafter Purchaser shall reimburse the entire over billed/estimated amount to the Tenants and/or Adjoining Owners which paid the same.  If there has been an under billing or under-estimation, the additional amount shall be billed by Purchaser to the Tenants and Adjoining Owners, as applicable, and any amount received by Purchaser, net of costs of collection, if any, to the extent properly allocable to periods prior to the Adjustment Point shall promptly be paid by Purchaser to Seller.  In the event that a Tenant or Adjoining Owner requires an audit with respect to an over-billing or under-billing that relates to the time period prior to the Adjustment Point, Purchaser shall promptly notify Seller and Seller may either (i) conduct such audit at its sole cost and expense, in which case Seller shall consult with Purchaser in the conduct of same and Purchaser shall reasonably cooperate with Seller and provide Seller with reasonable access to any books and records reasonably necessary to conduct such audit or (ii) decline to conduct such audit, in which case Seller shall reimburse Purchaser for the reasonable costs incurred by Purchaser to conduct such audit relating to the time period prior to the Adjustment Point.

(g)                                 Notwithstanding anything to the contrary set forth in this Section 9.01, Seller shall be entitled to receive, and Purchaser shall pay to Seller promptly after receipt thereof, net of costs of collection, if any, properly allocable thereto, (i) all amounts payable by Tenants and Adjoining Owners on account of Impositions which, pursuant to the terms of Section 9.03(a), it is Seller’s obligation to pay and discharge (to the extent Seller either paid such amounts or Purchaser received a credit therefor pursuant to this Article), which amounts shall be apportioned between Seller and Purchaser in the same manner as the Impositions to which they relate and (ii) all amounts payable by Tenants and Adjoining Owners on account of utilities which, pursuant to the terms of Sections 9.03(b) and/or 9.03(c), it is Seller’s obligation to pay and discharge (to the extent Seller either paid such amounts or Purchaser received a credit therefor pursuant to this Article), which amounts shall be apportioned between Seller and Purchaser in the same manner as the utilities to which they relate.  Notwithstanding anything to the contrary set forth in this Section 9.01, Purchaser shall be entitled to receive, and Seller shall pay to Purchaser promptly after receipt thereof, net of costs of collection, if any, properly allocable thereto, (i) all amounts payable by Tenants and Adjoining Owners on account of Impositions which, pursuant to the terms of Section 9.03(a), it is Purchaser’s obligation to pay and discharge (to the extent Purchaser either paid such amounts or Seller received a credit therefor pursuant to this Article), which amounts shall be apportioned between Seller and Purchaser in the same manner as the Impositions to which they relate and (ii) all amounts payable by Tenants and Adjoining Owners on account of utilities which, pursuant to the terms of Sections 9.03(b) and/or 9.03(c), it is Purchaser’s obligation to pay and discharge (to the extent Purchaser either paid such amounts or Seller received a credit therefor pursuant to this Article), which amounts shall be apportioned between Seller and Purchaser in the same manner as the utilities to which they relate.

(h)                                 Any advance rental deposits or payments held by Seller on the Closing Date and applicable to periods of time subsequent to the Adjustment Point, and any security deposits held by Seller on the Closing Date, together with interest thereon, if any, which, under the terms of the applicable Leases, is payable to the Tenants thereunder, shall be paid or credited to Purchaser at the Closing.

SECTION 9.02.  Leasing Costs.  (a) Seller shall pay and indemnify Purchaser in respect of all unpaid leasing commissions, costs of tenant alterations and improvements performed or to be performed for Tenants at the expense of the landlord thereof (or free Rent or allowances payable by the landlord in lieu thereof), moving and other allowances and inducements, if any, and fees and disbursements of architects, engineers and attorneys (collectively “Leasing Costs”) in respect of all Leases and Lease amendments which were fully executed and delivered on or prior to the date hereof; provided, however, that Purchaser, rather than Seller, shall be responsible for all other Leasing Costs, including all Leasing Costs on behalf of Seller in respect of any lease renewal or extension which occurs pursuant to the exercise after the date hereof of any Tenant’s renewal or extension option under any Lease which was fully executed and delivered on or prior to the date hereof.  At the Closing, Seller shall deliver an itemized statement, in form and substance reasonably satisfactory to Purchaser, certifying (i) all Leasing Costs paid by Seller pursuant to this Section 9.02(a) after the date hereof and on or prior to the Closing Date, (ii) the remaining unpaid Leasing Costs for which Seller is responsible under this Section 9.02(a) and (iii) attaching such documentation as may be reasonably required by the Title Company to enable the Title Company to issue the title insurance policy contemplated by Section 13.02(c) without any exception related to such Leasing Costs and attaching documentation reasonably sufficient to demonstrate the payment of such Leasing Costs.  The aggregate unpaid amount of Leasing Costs so certified shall be deducted from and reduce the Purchase Price at Closing, and Seller shall have no further liability under this Section 9.02(a) following the Closing other than for any inaccuracy in the aforesaid itemized statement or documentation.

(b)                                 If the Closing shall occur, Purchaser shall and hereby does assume and agree to pay and indemnify Seller in respect of (i) all Leasing Costs payable by Purchaser pursuant to Section 9.02(a) and (ii) all Leasing Costs payable in respect of any Leases or Lease amendments which are fully executed and delivered after the date hereof.  If any Leasing Costs shall be paid by Seller prior to the Closing, which, in accordance with this Section 9.02(b), it is Purchaser’s obligation to pay, Purchaser shall reimburse Seller for the documented amount thereof at the Closing.

SECTION 9.03.  Additional Items.  At the Closing, the following additional items shall be apportioned between the parties hereto as of the Adjustment Point, with Seller to be obligated for or entitled to amounts apportioned to the period through the Adjustment Point and Purchaser to be obligated for or entitled to amounts apportioned to the period following the Adjustment Point:

(a)                                  Real Estate Taxes.  Impositions (other than water and sewer charges, which shall be apportioned in accordance with Section 9.03(b) below, but including all Impositions charged to the sublessee under the Sears Ground Subleases) shall be apportioned on the basis of the tax fiscal year ending on June 30, whether or not yet due and payable as of the Closing Date.  If an Imposition is not due and payable until after the Closing Date and the assessed valuation or the tax rate or any other factor upon which the amount of the Imposition will be based has not been fixed at the Closing Date, then the parties shall at the Closing apportion such Imposition based on the most recently available assessed valuation and tax rate, and shall make a final adjustment of such item within thirty (30) days following the date on which the actual assessed valuation and tax rate becomes known.  In the case of special assessments payable in installments specified in Schedule 9.03-A hereto, the installment for the fiscal year in which the Closing Date occurs shall be apportioned as at the Adjustment Point and Purchaser shall be responsible for paying all subsequent installments.  If any Tenant in occupancy at the Closing Date or Adjoining Owner is obligated to pay any Impositions directly to the applicable taxing authority, such Impositions shall not be apportioned.  Any refund obtained by either Seller or Purchaser of real estate taxes for which an apportionment is made pursuant to this Section 9.03(a), net of the costs of obtaining such refund and the amount thereof payable to Tenants and Adjoining Owners, shall be apportioned as of the Adjustment Point.  Purchaser shall have the right to control and/or settle all tax protest proceedings.  Notwithstanding the foregoing, no settlement with respect to the tax fiscal year in which the Adjustment Point occurs shall be made without the prior written approval of Seller, such approval not to be unreasonably withheld or delayed.  Any refunds of Impositions resulting from any such tax protest proceeding shall be paid to Purchaser.  Purchaser shall pay any portion of any such refund due to Tenants and/or Adjoining Owners to such Tenants or Adjoining Owners and shall apportion any balance of any such refund (net of the costs of obtaining such refund) between Seller and Purchaser in the same manner as the Impositions to which such refund relates and pay any remaining portion thereof relating to the period prior to the Adjustment Date to Seller, in each case promptly after such refund is received.  Seller will reasonably cooperate with Purchaser in transferring control of any such tax protest proceeding to Purchaser; provided, however, that such cooperation shall not require Seller to incur any expense or liability (except for reasonable expenses as to which Purchaser agrees to reimburse and indemnify Seller) or to materially interrupt Seller’s business, alter any right or benefit of Seller hereunder or cause any adverse tax consequence to Seller (or any of its direct or indirect partners).  Notwithstanding anything to the contrary contained herein, in no event shall Seller be liable or responsible for any increase in Impositions based on a reassessment of the Property resulting from the transactions contemplated hereunder.  In the event any such reassessment is made or is applicable to the period prior to the Closing, Purchaser shall reimburse Seller at the Closing for any payment made by Seller representing any increase in Impositions based on such reassessment.

(b)                                 Water and sewer charges, if any, payable by Seller on the basis of the period or periods for which the same are payable.  If there are water meters at the Property, Seller shall furnish readings to a date not more than thirty (30) days prior to the Closing Date, and the unfixed meter charges and the unfixed sewer charges, if any, based thereon for the intervening time shall be apportioned on the basis of such last readings.  Any water and sewer charges payable by Tenants in occupancy on the Closing Date or Adjoining Owners directly to the entity or entities furnishing such services shall not be apportioned.

(c)                                  Utilities and fuel payable by Seller, including electricity and gas.  Seller shall endeavor to have the meters for such utilities read the day on which the Adjustment Point occurs and will pay the bills rendered to Seller on the basis of such readings.  If Seller does not obtain such a meter reading with respect to any such utility, the adjustment therefor shall be made on the basis of the most recently issued bills therefor which are based on meter readings not earlier than thirty (30) days prior to the Adjustment Point.  If fuel oil, propane or other fuel is used at the Property, Seller shall deliver to Purchaser at the Closing statements of the suppliers of such fuel dated within three (3) days of the Adjustment Point setting forth the quantity of fuel on hand and the cost paid by Seller therefor, and Purchaser shall pay to Seller at the Closing the cost of such fuel (including taxes thereon, if any) as shown on such statements.  Charges for any utilities payable by Tenants in occupancy on the Closing Date and Adjoining Owners directly to the utility companies furnishing the same shall not be apportioned.

(d)                                 Charges payable by Seller and the cost of performing Seller’s obligations under the Operating Agreements, the Other Agreements and the Sears Ground Subleases.

(e)                                  Ancillary income receivable by Seller in connection with the furnishing of utilities from the Property to third parties, the leasing of kiosks, antennae, baby strollers and other items and the like.

(f)                                    Contributions payable by Seller to merchants’ and other associations, and to promotional activities at the Property.

(g)                                 Seller shall receive a credit at Closing for the entire amount of all escrows, reserves, or other deposits held by any utility companies.  Purchaser will make its own arrangements for any security bonds required by any utility companies by the Closing Date and will not receive a credit therefor, and Seller will be entitled to cancel any bonds previously furnished.

(h)                                 Any other items of income or expense of the Property, which, in accordance with generally accepted business practices, should be apportioned between Seller and Purchaser as of the Adjustment Point.

SECTION 9.04.  Adjustment Statement.  Seller will deliver to Purchaser at least one (1) week prior to the Closing a copy of a proposed adjustment statement showing all adjustments to be made at the Closing.  The parties shall then endeavor to agree upon such statement or any modification thereof so that it or such modification can be executed by them at the Closing.  To the extent that there is an error or omission in any of the adjustments made pursuant to such statement and the same is discovered following the Closing, the parties agree to rectify the same as promptly as possible following such discovery.

SECTION 9.05.  Survival.  The provisions of this Article IX shall survive the Closing.

ARTICLE X.

Documents To Be Delivered at the Closing

SECTION 10.01.  Seller’s Deliveries.  At or prior to the Closing, Seller will deliver or cause to be delivered to Purchaser each of the instruments and documents listed in this Section 10.01, executed, acknowledged and dated as of the Closing Date where appropriate by Seller and/or the other party or parties thereto, but none of such instruments and documents shall be deemed delivered or any other action taken until all Closing deliveries and actions are complete:

(a)                                  California grant deeds substantially in the forms annexed hereto as Exhibit G, conveying TTC Fee Parcels, the CMC Parcels and the GG Parcel to Purchaser.

(b)                                 An assignment and assumption agreement (the “Ground Sublease Assignment”) substantially in the form annexed hereto as Exhibit H, assigning the Sears Ground Subleases to Purchaser.

(c)                                  Assignment and assumption agreements (the “Tenant Lease Assignments”) substantially in the forms annexed hereto as Exhibit J, assigning the Leases to Purchaser.

(d)                                 Assignment and assumption agreement(s) (the “REA Assignment”) substantially in the form annexed hereto as Exhibit K, assigning the Operating Agreements to Purchaser (separate assignments will be made based on whether the individual Operating Agreements being assigned are of record).

(e)                                  An assignment and assumption agreement (the “Supplemental Assignment”) substantially in the form annexed hereto as Exhibit L, assigning the Other Agreements and the Intangible Personal Property to Purchaser.

(f)                                    A bill of sale substantially in the form annexed hereto as Exhibit M, conveying the Personal Property to Purchaser.

(g)                                 The Holdback Escrow Agreement.

(h)                                 An Easement and Reservation of Rights Agreement substantially in the form annexed hereto as Exhibit N.

(i)                                     Easement agreement(s) on substantially the terms set forth in Exhibit B annexed hereto.

(j)                                     The original executed estoppel letters provided for in Article V.

(k)                                  Seller’s Copies of the Operating Agreements and the Sears Ground Subleases.

(l)                                     Seller’s Copies of the Leases.

(m)                               Seller’s Copies of the Other Agreements.

(n)                                 Evidence reasonably satisfactory to Purchaser of termination of all agreements encumbering the Property other than the Leases, the Operating Agreements, the Sears Ground Subleases and the Other Agreements.

(o)                                 Notices to Tenants, and notices to Adjoining Owners, notifying each of the conveyance of the Property and transfer of the Leases (and any security deposits being held thereunder) and Operating Agreements, as applicable, to Purchaser and directing the Tenants to pay future rentals to the person or entity designated by Purchaser, each in a form reasonably satisfactory to Purchaser and executed by Seller.

(p)                                 A schedule which shows all Leases terminated and/or amended and all new Leases entered into between the date of this Agreement and the Closing Date, together with Seller’s Copy of each such new Lease or amendment to an existing Lease.

(q)                                 The list provided for in Section 9.01(a).

(r)                                    A schedule which shows all Other Agreements and Operating Agreements terminated and/or amended and all new Other Agreements and Operating Agreements entered into between the date of this Agreement and the Closing Date, together with a copy of each such new Other Agreement and Operating Agreement or amendment to an existing Other Agreement or Operating Agreement.

(s)                                  The certificate of Seller provided for in Section 11.06(b), if Seller elects to deliver such certificate to Purchaser.

(t)                                    An affidavit that neither TTC, CMC nor GG is a “foreign person” within the meaning of Section 1445 of the Code substantially in the form of Exhibit O annexed hereto.

(u)                                 All sales tax, transfer tax and other tax returns, if any, which Seller is required by law to execute and deliver, either individually or together with Purchaser, to any Governmental Authority as a result of the transactions contemplated by this Agreement, including, without limitation, California Franchise Tax Board Real Estate Withholding Exemption Certificates on Form 593-W from each of TTC and CMC (state income taxes are required to be withheld in connection with the sale of GG’s interest in the Property).

(v)                                 All records and files which are in the possession or control of Seller relating to the operation and maintenance of the Property, including to the extent in the possession of such parties, (i) current tax bills, current water, sewer, utility and fuel bills, payroll records, billing records for Tenants and Adjoining Owners, (ii) engineering, repair and maintenance records and the like which affect or relate to the Property, (iii) plans, drawings, blue prints and specifications for the Property, all warranties and guaranties of manufacturers, suppliers and contractors in effect on the Closing Date, (iv) certificates of occupancy (or the equivalent) and other licenses and permits and (v) keys to all locks in the Property.  Delivery of such materials shall be effectuated pursuant to arrangements made by Seller and the property manager or managers retained by Purchaser to operate the Property.

(w)                               Both (i) an owner’s affidavit and gap indemnity substantially in the form annexed hereto as Exhibit P and (ii) such evidence or documents as may reasonably be required by the Title Company evidencing the power and authority of Seller and the due authority of, and execution and delivery by, any person or persons who are executing any of the documents required hereunder in connection with the conveyance of the Real Property.

(x)                                   A certificate of Seller certifying to Purchaser that the representations and warranties of Seller set forth herein are true and correct in all material respects as of the Closing Date as if made on such date subject, however, to the provisions of Section 11.05, facts disclosed on the schedules to this Agreement that are delivered by Seller to Purchaser at the Closing pursuant to Section 10.01 and any certificate delivered by Seller to Purchaser pursuant to Section 11.06(b).

(y)                                 A schedule listing all audits of payments of percentage or overage rents in progress on the Closing Date, if applicable.

(z)                                   All other instruments and documents, if any, to be executed, acknowledged by Seller, and/or delivered by Seller, and all other amounts to be paid by Seller pursuant to any of the other provisions of this Agreement.

SECTION 10.02.  Purchaser’s Deliveries.  At the Closing, Purchaser shall pay to Seller the Purchase Price as provided in Section 3.01.  At or prior to the Closing, Purchaser will deliver or cause to be delivered to Seller or the other parties indicated below each of the payments, documents and instruments listed in this Section 10.02, such instruments and documents to be executed and acknowledged where appropriate, but none of such instruments and documents shall be deemed delivered or any other action taken until all Closing deliveries and actions are complete:

(a)                                  A certificate of Purchaser certifying to Seller that the representations and warranties of Purchaser set forth herein are true and correct in all material respects as of the Closing Date as if made on such date.

(b)                                 All sales tax, transfer tax and other tax returns, if any, certificates of value and similar documents which Purchaser is required by law to execute and deliver, either individually or together with Seller, to any Governmental Authority as a result of the conveyance of the Property.

(c)                                  Counterparts of each of the instruments and documents listed in Sections 10.01(b), 10.01(c), 10.01(d), 10.01(e), 10.01(g), 10.01(h) and 10.01(i).

(d)                                 Such evidence or documents as may reasonably be required by Seller or the Title Company evidencing the power and authority of Purchaser and the due authority of, and execution and delivery by, any person or persons who are executing any of the documents required hereunder in connection with the purchase of the Property.

(e)                                  All other payments, instruments and documents, if any, to be executed, acknowledged and/or delivered by Purchaser pursuant to any of the other provisions of this Agreement.

SECTION 10.03.  Access to Records.  Purchaser agrees for a period of seven (7) years following the Closing Date to retain and make available to Seller for inspection and copying, at Seller’s expense, on reasonable advance notice at reasonable times at the place in the continental United States where Purchaser then maintains its records in respect of the Property documents and records concerning the Property delivered by Seller to Purchaser in connection with the Closing.  If Purchaser desires to destroy any such records prior to the expiration of such seven (7)-year period, Purchaser shall first notify Seller and permit Seller to take delivery of the records in question; and if Seller fails to do so within ninety (90) days after such notice from

Purchaser, Purchaser shall then be free to destroy the same.  The provisions of this Section 10.03 shall survive the Closing.

ARTICLE XI.

Property Conveyed As Is; Representations and
Warranties of Seller

SECTION 11.01.  No Implied Representations.  Purchaser acknowledges that except as expressly set forth in this Agreement and in the documents and instruments delivered by Seller at the Closing, neither Seller nor any agent or representative or purported agent or representative of Seller has made, and Seller is not liable for or bound in any manner by, any express or implied warranties, guaranties, promises, statements, inducements, representations or information (including any information set forth in the Due Diligence Materials heretofore furnished to Purchaser) pertaining to the Property or any part thereof, the physical condition thereof, environmental matters, income, expenses or operation thereof or of the Personal Property or Intangible Personal Property, the uses which can be lawfully made of the same under applicable zoning or other laws or any other matter or thing with respect thereto, including any existing or prospective Leases, Operating Agreements or Other Agreements or obligations which may arise hereunder after the Closing Date.  Without limiting the foregoing, Purchaser acknowledges and agrees that, except as expressly set forth in this Agreement and in the documents and instruments delivered by Seller at the Closing, Seller is not liable for or bound by (and Purchaser has not relied upon) any verbal or written statements, representations, real estate brokers’ “set-ups” or offering materials (including the Offering Package) or any other information respecting the Property furnished by Seller or any broker, employee, agent, consultant or other person representing or purportedly representing Seller.  Purchaser shall have no right to terminate this Agreement based on (i) any change, or potential change, in the market conditions which influence the Property including, without limitation, market rent estimates for the Property, percentage rent estimates for the Property, the supply and demand forces affecting the area in which the Property is located, the Property’s competitive position relative to its existing and new development competitors, occupancy/vacancy rates, collection loss allowances, if any, projected growth rates, if any, in rents and expenses and levels of tenant packages (including tenant work and market driven leasing fees), (ii) utility costs in year 2003 and beyond, (iii) the impact of the consummation of this transaction on the assessed value of the Property, (iv) the availability or limited availability or cost of obtaining terrorism insurance, and (v) other income sources and amounts including, without limitation, carousel revenue or in-line specialty leasing.  Nothing contained in this Section 11.01 shall be deemed to impair, limit or otherwise affect Purchaser’s rights under this Agreement in respect of the representations, warranties and covenants of Seller set forth in this Agreement and the other provisions hereof binding upon Seller.  The provisions of this Section 11.01 shall survive the Closing.

SECTION 11.02.  “As-Is” Transaction.  Purchaser represents that it has inspected the Property, the physical and environmental condition and the uses thereof to its satisfaction, that it has independently investigated, analyzed and appraised the value and profitability thereof, that it has independently investigated, analyzed and appraised all Legal Requirements applicable to the ownership, use or development of the Property and the right to maintain or operate the Property or to have space therein used and occupied by Tenants and Adjoining Owners, the creditworthiness of Tenants and Adjoining Owners and the presence of Hazardous Substances, if any, in or on the Property, that it has received copies of and/or has reviewed the Leases, the Sears Ground Subleases, the Operating Agreements, the Other Agreements and all other documents referred to herein in effect on the date hereof and entered into after the date hereof in accordance with this Agreement, that it is thoroughly acquainted with all of the foregoing and that Purchaser, in acquiring the Property, will rely upon its own investigations, analyses, studies and appraisals and not upon any information provided to Purchaser by or on behalf of Seller with respect thereto (except in each case to the extent covered by any warranties or representations of Seller set forth in this Agreement, in any Seller’s Estoppel Letters or in any other document or instrument delivered by Seller in connection with the Closing).  Subject to Article IV and Section 13.03, Purchaser agrees to accept the Property “as is” and in its condition as at the date hereof, reasonable wear and tear between the date hereof and the Closing Date excepted, and Purchaser shall assume the risk that adverse matters, including but not limited to, construction defects and adverse physical and environmental conditions may not have been revealed by Purchaser’s investigations; and Purchaser, upon closing, shall be deemed to have waived, relinquished and released Seller from and against any and all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including attorneys’ fees and court costs) of any and every kind or character, known or unknown, which Purchaser might have asserted or alleged against Seller by reason of or arising out of any latent or patent construction defects or physical conditions, violations of Legal Requirements (including zoning and environmental laws) and any and all other acts, omissions, events, circumstances or matters with respect to the Property, subject, however, to Purchaser’s rights and remedies provided for in this Agreement in the event of the breach of any of Seller’s warranties, representations or covenants contained herein, in any Seller’s Estoppel Letter or in any other document or instrument delivered by Seller in connection with the Closing, and subject to the next to last sentence of this Section 11.02.  In connection with this Section, Purchaser expressly waives the benefits of any provision or principle of federal or state law or regulation that may limit the scope or effect of the foregoing waiver and release including, without limitation, the provisions of California Civil Code Section 1542, or equivalent law of any jurisdiction, to the extent applicable, which provides:  “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN ITS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR”.  Nothing contained in this Section 11.02 shall be deemed to impair, limit or otherwise affect Purchaser’s rights under this Agreement in respect of the representations, warranties and covenants of Seller set forth in this Agreement, including Seller’s indemnity set forth in Section 15.06, and the other provisions hereof binding on Seller.  The provisions of this Section 11.02 shall survive the Closing.

Purchaser’s Initials

SECTION 11.03.  Representations and Warranties of Seller.  Seller hereby represents and warrants to Purchaser as follows:

(a)                                  Each of TTC and CMC is a partnership organized and validly existing under the laws of the State of California.  GG is a trust organized and validly existing under the laws of the State of California.  Each of TTC, CMC and GG has full power and authority to enter into this Agreement and all other documents now or hereafter to be executed and delivered by them pursuant to this Agreement (the “Seller’s Documents”) and to perform all obligations arising under this Agreement and the Seller’s Documents.  This Agreement constitutes, and the Seller’s Documents will each constitute, the legal, valid and binding obligations of each of TTC, CMC and GG, enforceable in accordance with their respective terms, subject to bankruptcy, reorganization and other similar laws affecting the enforcement of creditors’ rights generally and except as may be limited by general equitable principles.

(b)                                 This Agreement and the Seller’s Documents do not and will not contravene any provision of the organizational documents comprising TTC, CMC or GG, any judgment, order, decree, writ or injunction, or any provision of any existing law or regulation to which TTC, CMC or GG is a party or is bound.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not and will not require (except to the extent, if any, set forth herein or in the documents listed in the Exhibits attached hereto) any consent by any third party (including, without limitation, the consent of any direct or indirect partner of TTC or CMC, or direct or indirect beneficiary of GG) or such consent has, as of the date hereof, been obtained by TTC, CMC or GG.

(c)                                  Execution by each of TTC, CMC and GG of this Agreement and all documents provided for herein to be executed by TTC, CMC and GG, and performance by each of TTC, CMC and GG of the provisions hereof and thereof, will not (i) result in the creation of or claim of any lien, charge, or encumbrance upon the Property (or any portion thereof) or violate or result in any breach of, or constitute a default under, any law, regulation, rule, order or judgment of any Governmental Authority to which TTC, CMC or GG is subject, or any permit, agreement, indenture, mortgage, deed of trust, bank loan, credit agreement or other instrument to which TTC, CMC or GG is a party or by which TTC, CMC or GG is bound, where such breach or default might adversely affect TTC’s, CMC’s or GG’s ability to perform their respective obligations hereunder or under such other documents or (ii) except as set forth on Schedule 11.03-A, require any registration, approval or consent of, or payment of any premium, fee or penalty (other than amounts which shall be paid by TTC, CMC or GG at or prior to the Closing) to any Governmental Authority or any other Person.

(d)                                 With respect to the Leases:

(i)                                     (A)                              Schedule 11.03-B annexed hereto is a true, correct and complete list of all Leases in effect on the date of this Agreement at the Property (and all documents comprising such Leases) and (B) Seller has made true, correct and complete originals or copies of all Leases in effect as of the date of this Agreement available to Purchaser for its review.  Notwithstanding the foregoing, Seller shall not be deemed to be in breach of this representation and warranty solely because Schedule 11.03-B fails to list, or Seller fails to provide to Purchaser, one or more amendments to a Lease if (1) the cumulative effect thereof does not materially modify the Lease in question, does not have a material adverse effect on the interest of the landlord thereunder and does not have a material adverse effect on the value of the Property and (2) Seller did not have knowledge of the existence of such amendments on the date of this Agreement.  No Tenant, Adjoining Owner or other person or entity has any option to purchase all or any portion of the Property or a right of first refusal in respect of the sale of all or any portion of the Property to a third party and no Tenant, Adjoining Owner or other person or entity has the right to purchase all or any portion of the Property.

(ii)                                  Schedule 11.03-C annexed hereto is a true, correct and complete list of Tenants and Adjoining Owners that are delinquent in the payment of Rents as of the date of such Schedule, which Schedule sets forth the information specified in clause (i) of Section 9.01(a).

(iii)                               Except as set forth in Schedule 11.03-D annexed hereto, Seller has not received written notice from any Tenant under a Lease which is still outstanding and otherwise has no knowledge (A) that Seller has defaulted in performing any of its material obligations under such Lease or (B) that such Tenant is entitled to any reduction in, refund of or counterclaim or offset against, or is otherwise disputing, any Rents paid, payable or to become payable by such Tenant thereunder or is entitled to cancel or terminate such Lease or to be released of any of its material obligations thereunder.  With the exception of written notices given with respect to certain of the delinquencies in the payment of Rents specified in Schedule 11.03-C, since the date six (6) months prior to the date of this Agreement, Seller has not given written notice to any Tenant which is still outstanding that such Tenant is in default under its Lease, except as set forth in Schedule 11.03-E.

(iv)                              All leasing commissions in respect of the current terms of the Leases currently in effect have been paid in full by Seller.

(e)                                  With respect to the Operating Agreements:

(i)                                     (A)                              Schedule 11.03-F annexed hereto is a true, correct and complete list of all Operating Agreements in effect on the date of this Agreement at the Property (and all documents comprising such Operating Agreements) and (B) Seller has made true, correct and complete originals or copies of all Operating Agreements in effect as of the date of this Agreement available to Purchaser for its review.  Notwithstanding the foregoing, Seller shall not be deemed to be in breach of this representation and warranty solely because Schedule 11.03-F fails to list, or Seller fails to provide Purchaser, one or more amendments to an Operating Agreement if (1) the cumulative effect thereof does not materially modify the Operating Agreement in question, does not have a material adverse effect on the Seller’s interest thereunder and does not have a material adverse effect on the value of the Property and (2) Seller did not have knowledge of the existence of such amendments on the date of this Agreement.

(ii)                                  Except as set forth in Schedule 11.03-G, Seller has received no written notice from any party to an Operating Agreement which is still outstanding and otherwise has no knowledge (A) that Seller has defaulted in performing any of its obligations under such Operating Agreement or (B) that such party is entitled to any reduction in, refund of or counterclaim or offset against, or is otherwise disputing, any Rents paid, payable or to become payable thereunder by such party or is entitled to cancel or terminate such Operating Agreement or to be released of any of its material obligations thereunder.  With the exception of written notices given with respect to certain of the delinquencies in the payment of Rents specified in Schedule 11.03-C, since the date six (6) months prior to the date of this Agreement Seller has not given written notice to any of the other parties to the Operating Agreements which is still outstanding that any such party is in default thereunder except as set forth in Schedule 11.03-H.

(iii)                               To Seller’s knowledge, the “347,802” figure for the in-line store square footage on the developer’s tract for the southern part of the mall, which is set forth on the Parking Spreadsheet attached hereto as Schedule 11.03-R, includes the square footage of the occupied basement store space.

(f)                                    With respect to the Other Agreements and the Sears Ground Subleases:

(i)                                     (A) Schedule 11.03-I annexed hereto is a true, correct and complete list of all material Other Agreements in effect on the date of this Agreement at the Property (and all documents comprising such Other Agreements) and (B) Seller has made true, correct and complete originals or copies of all material Other Agreements in effect as of the date of this Agreement (except for Other Agreements that consist of agreements to provide services and that can be terminated on thirty (30) days notice without penalty) available to Purchaser for its review.  Notwithstanding the foregoing, Seller shall not be deemed to be in breach of this representation and warranty solely because Schedule 11.03-I fails to list one or more amendments to an Other Agreement if (1) the cumulative effect thereof does not materially modify the Other Agreement in question, does not have a material adverse effect on the interest of Seller thereunder and does not have a material adverse effect on the value of the Property and (2) Seller did not have knowledge of the existence of such amendments on the date of this Agreement.

(ii)                                  Except as set forth on Schedule 11.03-J, (A) Seller has not given or received written notice from any party to any Other Agreement which is still outstanding that Seller or any such party has defaulted in performing any of its obligations under such Other Agreement and (B) Seller otherwise has no knowledge that Seller or any other party to an Other Agreement has defaulted in performing any of its material obligations under such Other Agreement.

(iii)                               (A) Schedule 11.03-K annexed hereto is a true, correct and complete list of the Sears Ground Subleases (and all documents comprising such Sears Ground Subleases) and (B) Seller has made true, correct and complete originals or copies of the Sears Ground Subleases available to Purchaser for its review.  Except as set forth on Schedule 11.03-L, (A) Seller has not given or received written notice from any party to the Sears Ground Subleases which is still outstanding that Seller or any such party has defaulted in performing any of its obligations under the Sears Ground Subleases and (B) Seller otherwise has no knowledge that Seller or any other party to the Sears Ground Subleases has defaulted in performing any of its material obligations under the Sears Ground Subleases.  TTC delivered a notice, dated as of January 6, 2003, to the landlord under the February 12, 1985 Sears Ground Sublease for the purpose of exercising certain additional options to extend the term of such Sears Ground Sublease through June 30, 2079.  Seller makes no representation or warranty under this Agreement as to the effect of such notice on the term of the February 12, 1985 Sears Ground Sublease.

(g)                                 Except as set forth in Schedule 11.03-M, the Existing Environmental Reports, the Updated Environmental Report and the Asbestos Survey, as of the date of this Agreement, Seller has not received any written notice of, and has no knowledge of, any Violation with respect to the Property from any Governmental Authority except for those which have heretofore been complied with and which are not the subject of any ongoing or threatened claim, proceeding or order.  Except as set forth in Schedule 11.03-M, Seller has not received any written notice which is still outstanding from any Governmental Authority of any failure by Seller to obtain any certificate, permit, license or approval with respect to the Property, or any intended revocation, modification or cancellation of any of the same or any violation of any restriction, condition, covenant or agreement contained in any easement, restrictive covenant or any similar instrument or agreement which constitutes a Permitted Encumbrance.

(h)                                 No condemnation, eminent domain, zoning, land use, environmental or similar proceeding in which Seller has been served with process or of which Seller has otherwise received written notice is pending with respect to all or any part of the Property, and Seller has no knowledge that any such proceeding is threatened or contemplated.

(i)                                     There are no pending litigations or other proceedings against Seller relating to the Property in respect of which Seller has been served with process or otherwise received written notice except for (i) claims for personal injury, bodily injury, property damage or worker’s compensation for which the insurance carrier has been notified on a timely basis and for which claim such carrier has not denied coverage (subject to any deductible or retention arrangements applicable to the subject insurance policy) and (ii) other litigations or proceedings shown on Schedule 11.03-N annexed hereto.  Seller has no knowledge of any threatened litigation or proceedings against Seller relating to the Property except litigation of the nature described in clause (i) above.

(j)                                     True, correct and complete copies of the current real estate tax bills with respect to the Property have previously been delivered to Purchaser.  Except as disclosed therein, there are no tax abatements or exemptions affecting the Property and there are currently no pending real estate tax protest proceedings with respect to the Property.

(k)                                  Schedule 11.03-O sets forth the material items of Personal Property included in the conveyance contemplated by this Agreement, which Schedule separately identifies any leased Personal Property, the leases for which are listed in Schedule 11.03-P.

(l)                                     Schedule 11.03-Q lists all Leasing Costs that are payable by the landlord under Leases in effect on the date hereof.

(m)                               There are no agreements for the management of the Property or for the leasing of space in the Property to which Seller is a party.

(n)                                 Seller reasonably believes that the insurance maintained by it with respect to the Property represents coverage that is prudent and similar to coverage normally maintained by institutional investors on properties similar to the Property.  Purchaser acknowledges that Seller does not maintain any earthquake insurance with respect to the Property.

(o)                                 TTC and CMC are partnerships not subject to the withholding of California taxes in connection with the transactions contemplated herein pursuant to California Revenue and Taxation Code Section 18662 and regulations promulgated by the California Franchise Tax Board thereunder.

(p)                                 There is not pending any proceeding before any Governmental Authority seeking reorganization, liquidation or dissolution of any of TTC, CMC or GG under any law relating to bankruptcy, insolvency, reorganization or relief of debtors.

SECTION 11.04.  No Independent Investigation.  All representations and warranties made herein by Seller which are expressly qualified herein as being based on Seller’s knowledge are made, and are hereby acknowledged by Purchaser to be made, without independent investigation regarding the facts contained therein and are otherwise limited as provided in the definition of “knowledge” or “notice”.

SECTION 11.05.  Effect of Estoppels.  To the extent that prior to the Closing a Tenant or an Adjoining Owner provides to Purchaser an estoppel letter addressed to Purchaser and delivered in response to a request made pursuant to this Agreement which sets forth information with respect to any item as to which Seller has made a representation or warranty, then Seller’s representation and warranty in respect of such information shall thereafter be null and void and of no further force or effect, such representation and warranty shall not be deemed to have been remade as of the Closing to such extent and Purchaser shall rely solely on the information set forth in such estoppel letter.  Nothing contained in this Section 11.05 shall affect or negate Purchaser’s right to refuse to proceed with the Closing as provided in Section 13.02.

SECTION 11.06.  Survival of Seller’s Warranties, etc.  (a)  All of Seller’s representations and warranties contained in this Article XI, as remade as of the Closing as provided in Section 11.06(b) and subject to any modifications thereof made in any certificate delivered pursuant to said Section, and all certifications, representations and warranties made by Seller in any Seller’s Estoppel Letter delivered by Seller to Purchaser in accordance with Section 5.02 shall survive the Closing.

(b)                                 All of Seller’s representations and warranties set forth in this Article XI shall be deemed to have been remade on and as of the Closing Date, subject, however, to the provisions of Sections 11.05 and 13.02(a) and facts disclosed on the schedules to this Agreement which are to be delivered by Seller to Purchaser at the Closing pursuant to Sections 10.01(o) and 10.01(q) to the extent such facts do not disclose a default by Seller under Article VII; provided, however, that if (i) any matter or event shall have occurred between the date hereof and the date of the Closing which does not result from any intentional act or omission of Seller, that is not permitted under any provisions of this Agreement and which makes any such warranty or representation untrue in any material respect as of the Closing Date or (ii) Seller discovers that any warranty or representation was inaccurate in any material respect as of the date hereof and Seller had no knowledge thereof on the date hereof, then, in either case, Seller shall have the right to deliver a certificate to Purchaser at or prior to the Closing which discloses such matter, event or inaccuracy, and if Seller does so, Seller shall not be liable to Purchaser following the Closing for the breach of the warranty or representation in question which results from the occurrence of such matter, thing or inaccuracy, but, notwithstanding the provisions of clauses (i) or (ii) of this sentence, in no event shall Purchaser be obligated to close hereunder unless the conditions precedent to Purchaser’s obligation to close set forth in this Agreement (including in Section 13.02) shall have been fulfilled.

(c)                                  Notwithstanding anything to the contrary set forth in this Article XI or elsewhere in this Agreement, if (i) Purchaser has knowledge on the date hereof that any of Seller’s warranties or representations is untrue in any respect, then the breach by Seller of the warranties and representations as to which Purchaser shall have such knowledge shall be deemed waived by Purchaser and Seller shall not be deemed in default hereunder and shall have no liability to Purchaser or its successors or assigns in respect thereof and (ii) if after the date hereof and prior to the Closing Purchaser obtains knowledge that any of Seller’s warranties or representations (including any Seller’s Estoppel Letters), is untrue in any respect, and Seller shall not have had knowledge of such breach when such warranties or representations were made, Seller shall not be liable to Purchaser following the Closing for the breach of such warranties or representations, but, notwithstanding the provisions of clause (ii) of this sentence, in no event shall Purchaser be obligated to close hereunder unless the conditions precedent to Purchaser’s obligation to close set forth in this Agreement (including in Section 13.02) shall have been fulfilled.  For the purposes of this Section 11.06(c) and all purposes of this Agreement, Purchaser shall be deemed to have or to have obtained knowledge of any such matter or thing only if such matter or thing (i) is expressly described in the Due Diligence Materials, any Lease, Operating Agreement, Other Agreement or the Sears Ground Subleases delivered to and/or made available for review by Purchaser, the Updated Environmental Reports, the Updated Physical Report and the Asbestos Survey, (ii) was specifically identified in any written studies or reports furnished to Purchaser by any third party consultants retained by it, (iii) was expressly disclosed in any estoppel letters delivered to Purchaser pursuant to Article V or (iv) was otherwise known to Greg Neeb, Cheryl Fever or Mark Dorigan.

ARTICLE XII.

Representations and Warranties of Purchaser

SECTION 12.01.  Purchaser’s Representations and Warranties.  Purchaser represents and warrants to Seller as follows:

(a)                                  Purchaser is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b)                                 Purchaser has full power and authority to enter into this Agreement, and Purchaser has full power to perform its obligations hereunder in accordance with the terms hereof.  The execution, delivery and performance of this Agreement by Purchaser and the documents to be executed by Purchaser pursuant hereto have been duly and validly authorized by all necessary parties and no other proceedings on the part of Purchaser are necessary in order to permit them to consummate the transaction contemplated hereby.  This Agreement constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting the rights of creditors generally and to general principles of equity.  No bankruptcy, insolvency, reorganization, arrangement or moratorium proceeding, or allegation of fraudulent conveyance, is now pending or, to Purchaser’s knowledge, threatened against Purchaser.

(c)                                  Execution by Purchaser of this Agreement and all documents provided for herein to be executed by Purchaser, and performance by Purchaser, of the provisions hereof and thereof, (i) will not violate or result in any breach of, or constitute a default under, any law, regulation, order or judgment of any Governmental Authority to which Purchaser is subject or by which any of Purchaser’s property or assets is bound or affected, or any other agreement, indenture, mortgage, deed of trust, bank loan, credit agreement or any other instrument to which Purchaser is a party or by which Purchaser is bound, where such breach or default might adversely affect Purchaser’s ability to perform its obligations hereunder or under such other documents or (ii) require the approval or consent of any Governmental Authority.

SECTION 12.02.  Remaking of Warranties: Survival.  All of Purchaser’s representations and warranties set forth in this Article XII shall be deemed to have been remade on and as of the Closing Date, subject to Section 10.02(a).  Such representations and warranties, as remade, shall survive the Closing.

ARTICLE XIII.

Conditions to Closing; Risk of Loss

SECTION 13.01.  Conditions to the Obligation of Seller To Close.  The obligation of Seller to consummate the Closing under this Agreement is expressly conditioned upon the fulfillment by and as of the Closing Date of each of the conditions listed below, provided that Seller, at its election, may waive all or any of such conditions and if the Closing occurs Seller shall be deemed to have waived all unsatisfied conditions (but without releasing Purchaser from any liability under its representations, warranties and covenants in this Agreement that survive the Closing).

(a)                                  Purchaser shall have paid all amounts required to be paid by it hereunder, including, without limitation, the Purchase Price.

(b)                                 All representations and warranties of Purchaser set forth in Article XII shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date.

(c)                                  Purchaser shall have executed and/or delivered or caused to be delivered at the Closing all documents and executed counterparts of documents and instruments required by this Agreement to be executed and/or delivered by Purchaser and shall have taken all other actions and fulfilled all other covenants and conditions required of Purchaser under this Agreement.

(d)                                 Purchaser shall have performed and observed, in all material respects, all covenants and agreements in this Agreement to be performed and observed by Purchaser.

(e)                                  No action, suit or legal or administrative proceedings shall have been instituted by or before any Governmental Authorities seeking to enjoin the transactions contemplated by this Agreement and intended to occur at the related Closing, other than any such proceeding initiated by or on behalf of Purchaser or any of its affiliates.

(f)                                    The ground sublessors under the Sears Ground Subleases shall have delivered a written consent to the transactions contemplated hereunder substantially in the form annexed hereto as Exhibit Q (the “Ground Sublessor Consent”); provided, however, that if the Ground Sublessor Consent is delivered in substantially the form of Exhibit Q, but excluding the language therein releasing Seller from its obligations under the Sears Ground Subleases from and after the Closing, this condition shall nevertheless be deemed satisfied.  Seller and Purchaser hereby agree to exercise commercially reasonable efforts and cooperate in good faith in order to obtain the Ground Sublessor Consent, including the language releasing Seller from its obligations under the Sears Ground Subleases from and after the Closing.

SECTION 13.02.  Conditions to the Obligation of Purchaser To Close.  The obligation of Purchaser to consummate the Closing under this Agreement is conditioned upon the fulfillment by and as of the Closing Date of each of the conditions listed below (subject to Section 15.02), provided that Purchaser, at its election, may waive all or any of such conditions and if the Closing occurs Purchaser shall be deemed to have waived all unsatisfied conditions (but without releasing Seller from any liability under its representations, warranties and covenants in this Agreement that survive the Closing).

(a)                                  Subject to Section 13.02(i), all representations and warranties of Seller set forth in Article XI shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date (except for representations and warranties to the extent they relate to environmental matters, in which case same shall have been true and correct in all material respects as of the date of this Agreement; provided, however that there shall not exist, as of the Closing Date, any material violation of Environmental Requirements which violation first comes into existence and arises after the Due Diligence Date) without reference to any modifications thereof contained in any certificate delivered by Seller to Purchaser pursuant to Section 11.06(b) or made in accordance with Section 11.05, subject, however, to changes resulting from the operation of the Property between the date hereof and the Closing Date in accordance with the provisions of Article VII and resulting from any changes expressly permitted pursuant to the terms of this Agreement.

(b)                                 Subject to Section 13.02(i), Seller shall have executed and/or delivered or caused to be delivered at Closing all of the documents and executed counterparts of documents and instruments required by this Agreement to be executed and/or delivered by Seller and shall have taken all other actions and fulfilled all other covenants and conditions required of Seller under this Agreement.

(c)                                  The Title Company shall commit, in writing, subject to payment of the title insurance premiums, to issue to Purchaser an owner’s policy of title insurance with respect to the Property, dated as of the Closing Date and insuring Purchaser’s fee simple and leasehold title to the Property in an amount equal to the Purchase Price pursuant to Section 3.01, free of any exceptions other than for Permitted Encumbrances.

(d)                                 Subject to Section 13.02(i), Purchaser shall have received the Required Estoppel Letters and/or the Seller’s Estoppel Letter in lieu of certain Required Estoppel Letters, in accordance with the terms of Article V.

(e)                                  Subject to Section 13.02(i), Seller shall have performed and observed, in all material respects, all covenants and agreements in this Agreement to be performed and observed by Seller.

(f)                                    No action, suit or legal or administrative proceedings shall have been instituted by or before any Governmental Authorities seeking to enjoin the transactions contemplated by this Agreement and intended to occur at the related Closing, other than any such proceeding initiated by or on behalf of Seller or any of its affiliates.

(g)                                 The ground sublessors under the Sears Ground Subleases shall have delivered the Ground Sublessor Consent; provided, however, that if the Ground Sublessor Consent is delivered in substantially the form of Exhibit Q, but excluding the language therein releasing Seller from its obligations under the Sears Ground Subleases from and after the Closing, this condition shall nevertheless be deemed satisfied.  Seller and Purchaser hereby agree to exercise commercially reasonable efforts and cooperate in good faith in order to obtain the Ground Sublessor Consent, including the language releasing Seller from its obligations under the Sears Ground Subleases from and after the Closing.

(h)                                 Seller shall have completed the remediation work listed as the second, third and fourth bullet points of Section 4.2 of that certain Limited Phase II Subsurface Investigation, dated as of April 1, 2003 and prepared by ATC Associates Inc.

(i)                                     Pre-Closing Basket.

(i)                                     Notwithstanding the foregoing, the conditions precedent to Closing described in Sections 13.02(a), 13.02(b), 13.02(d) and 13.02(e) shall be deemed to be satisfied if the aggregate cost to cure all of Seller’s breaches of its representations, warranties or covenants under this Agreement (including any such breaches noted in any estoppel letter delivered to Purchaser pursuant to Section 5.04) when taken as a whole, does not exceed Two Million and No/100 Dollars ($2,000,000.00) (the “Pre-Closing Basket”), in which case all of such breaches (up to the amount of the Pre-Closing Basket) shall be deemed waived by Purchaser for the purposes of this Section 13.02 (but shall survive the Closing and be subject to the terms of Article XV) and no adjustment or abatement in or credit against the Purchase Price shall be made with respect to same.  For the purposes of this Section 13.02(i), such “aggregate cost to cure” shall equal the sum of (i) the mutually agreed upon aggregate liquidated amount, if any, necessary to cure such breaches and (ii) the mutually agreed upon aggregate amount that the value of the Property has been impaired as a result of such breaches (without any double counting); provided, however, that if the parties do not agree upon either of such amounts, then, at the election of Seller, the matter shall be submitted to arbitration which shall be conducted in accordance with the provisions of this Section 13.02(i) and Section 17.15 hereof.

(ii)                                  If the parties agree on the sum of the liquidated amount and the aggregate impairment of the value of the Property, or the arbitrators render a decision on such sum pursuant to the terms of subsection (v) below, and it exceeds the amount of the Pre-Closing Basket, the conditions precedent to Closing described in Sections 13.02(a), 13.02(b), 13.02(d) and 13.02(e) shall nevertheless be deemed satisfied if Seller, at its sole option, at the Closing either pays to Purchaser such excess amount or gives a credit to Purchaser against the Purchase Price for such excess amount.  Any payment by Seller pursuant to the immediately preceding sentence shall not be subject to, or credited against, the limitations on Seller’s liability set forth in Section 15.03.  In such event, all of Purchaser’s claims relating to breaches in excess of the Pre-Closing Basket shall be deemed waived by Purchaser for all purposes of this Agreement, including, without limitation, Section 15.06, and Purchaser shall not be able to raise any objection or claim after the Closing for such excess amount.  In addition, the amount of Seller’s breaches up to the amount of the Pre-Closing Basket shall be deemed waived by Purchaser for the purposes of this Section 13.02 (but shall survive the Closing and be subject to the terms of Article XV) and no adjustment or abatement in or credit against the Purchase Price shall be made with respect to same.

(iii)                               If the parties do not agree on the sum of the liquidated amount and the aggregate impairment of the value of the Property, then at or prior to Closing, Purchaser shall provide a written notice to Seller stating Purchaser’s good faith estimates of the liquidated amount, if any, and the aggregate impairment of the value of the Property, together with an analysis of Purchaser’s methodology and basis for determining such amounts.  Within five (5) Business Days of Seller’s receipt of such written notice, Seller shall have the right to elect to proceed to arbitration by delivering to Purchaser a written notice stating Seller’s good faith estimates of the liquidated amount, if any, and the aggregate impairment of the value of the Property, together with an analysis of Seller’s methodology and basis for determining such amounts.  In any ensuing arbitration proceeding, each party shall be bound by their respective written estimates and the arbitrators, subject to Section 17.15, shall choose either (i) Seller’s good faith estimate of the amounts in dispute or (ii) Purchaser’s good faith estimate of the amounts in dispute.

(iv)                              If Seller elects to initiate an arbitration proceeding under Section 17.15 hereof and Purchaser’s good faith estimate of the sum of the liquidated amount and the aggregate impairment of the value of the Property is equal to or less than Twenty Million and No/100 Dollars ($20,000,000.00), the parties shall proceed to Closing notwithstanding the failure of the condition(s) precedent or breaches by Seller and Seller shall at Closing (x) pay or allow Purchaser a credit against the Purchase Price equal to the excess over the Pre-Closing Basket of Seller’s good faith estimate of the amounts in dispute and (y) increase the amount of the letter of credit deposited pursuant to Section 15.04 by (or place in escrow under Section 15.04 funds in an amount equal to) the difference between (A) Seller’s good faith estimate of such excess amount over the Pre-Closing Basket and (B) Purchaser’s good faith estimate of such excess amount, pending the outcome of the arbitration.  Such additional amounts in escrow shall provide security for Seller’s obligations under the following sentence.  If the arbitrators decide, or it is settled by the parties that all or any portion of the liquidated amount and/or the aggregate impairment of the value of the Property (above the amount of the Pre-Closing Basket) exceeded Seller’s good faith estimate of the amount in dispute above the Pre-Closing Basket, Seller shall promptly pay such excess amount to Purchaser, which payment shall not be subject to the limitations on Seller’s liability set forth in Section 15.03.  Upon payment of such amount to Purchaser, or if the arbitrators decide (or the parties agree) that Seller’s good faith estimate was correct, any amount Seller deposited in escrow pursuant to this Section 13.02(i) shall be returned to Seller (or the letter of credit, if increased pursuant to this Section 13.02(i), may be returned to the amount required in Section 15.04).

(v)                                 If Seller elects to initiate an arbitration proceeding under Section 17.15 hereof and Purchaser’s good faith estimate of the sum of the liquidated amount and the aggregate impairment of the value of the Property is greater than Twenty Million and No/100 Dollars ($20,000,000.00), the parties agree that the Closing shall be adjourned, pending the outcome of the arbitration.  Upon the third (3rd) Business Day after completion of the arbitration or after mutual agreement of the parties, the parties shall proceed to Closing and the terms of subsection (ii) above shall apply.

(vi)                              Notwithstanding anything to the contrary contained in this Section 13.02(i), the terms of this Section 13.02(i) cannot be applied to effect a cure of, or a waiver by Purchaser with respect to, Seller’s failure to deliver the minimum number of Required Estoppel Letters (or Seller’s Estoppel Letters in lieu thereof) as required under Sections 5.01 and 5.02 hereof.

(vii)                           The terms of this Section 13.02(i) shall survive the Closing.

SECTION 13.03.  Risk of Loss.  (a)  If prior to the Closing the Property shall suffer any damage by fire or other casualty, the cost to repair which exceeds twenty percent (20%) of the Purchase Price, or if any proceeding shall be instituted for the taking in condemnation or by eminent domain of any material portion of the Property, Purchaser shall have the right to terminate this Agreement by giving written notice to Seller within thirty (30) days after Purchaser is first advised by Seller in writing of such damage or taking.  Seller agrees to give Purchaser prompt notice of the occurrence of any damage or taking affecting the Property.  If this Agreement is so terminated by Purchaser, the Escrow Agent shall return the Deposit to Purchaser in the manner set forth in Section 3.02 (and in such circumstances Seller shall join with Purchaser in a written instruction to Escrow Agent to do so) and neither Seller nor Purchaser shall have any further obligations or liabilities hereunder, or otherwise with respect to the subject matter hereof, except as otherwise expressly provided herein to the contrary.

(b)                                 Notwithstanding the foregoing, if all or any portion of the Property shall be damaged by fire or other casualty or taken in whole or in part in condemnation or by eminent domain, and if as a result of such damage or taking Purchaser shall be entitled to be relieved of its obligations under this Agreement pursuant to Section 13.03(a) above, Purchaser shall have the right, by giving written notice to Seller within thirty (30) days after receipt by Purchaser from Seller of written notice of such damage or taking, to elect nevertheless to accept the Property.  If Purchaser makes such election (which election shall be deemed to have been made by Purchaser if it for any reason fails to give Seller notice of its election to terminate this Agreement within the thirty (30) day period provided for in Section 13.03(a) or if the damage or taking shall not be of sufficient magnitude to entitle Purchaser to terminate this Agreement pursuant to Section 13.03(a)), this Agreement and the obligations of Seller and Purchaser hereunder shall remain in full force and effect except that (i) Purchaser shall accept the Property notwithstanding such damage or taking and shall pay the full Purchase Price therefor, (ii) at the Closing (x) Seller shall assign to Purchaser all of its right, title and interest in and to all insurance proceeds (including business interruption or rent insurance proceeds) payable by reason of such damage or all awards payable by reason of such taking, and, in the case of insurance proceeds, shall credit against the Purchase Price the amount of any deductible, retention or co-payment amount under Seller’s insurance policies or, in the case of damage by one or more earthquakes, the amount reasonably necessary to repair such damage and (y) Seller shall assign and pay over to Purchaser the amount of such proceeds or award, if any, received by Seller prior to the date of the Closing, and (iii) Seller shall not settle or compromise any claim for such proceeds or award without the prior consent of Purchaser, which consent shall not be unreasonably withheld or delayed.  Notwithstanding the foregoing, Seller shall be entitled to receive or retain (i) out of such casualty insurance proceeds or award, any amounts expended by Seller to settle the claim for such proceeds or award and (ii) in the case of rental or business interruption proceeds allocable to periods prior to the Adjustment Point (apportioned based upon the principles set forth in Article IX with respect to Rents), loss of rents by reason of the fire or other casualty suffered by Seller prior to the Closing, which entitlement shall survive the Closing.  Seller shall notify Purchaser promptly after Seller learns of any disputes between Seller and the insurance carrier related to the claim giving rise to such proceeds.  Seller will reasonably cooperate with Purchaser in attempting to collect such proceeds from the insurance carrier at Purchaser’s expense.  The provisions of this Section 13.03(b) shall survive the Closing.

ARTICLE XIV.

Brokers, etc.

SECTION 14.01.  Seller’s Representation.  Seller represents and warrants to Purchaser that Seller dealt with no broker, finder or like agent who might claim a commission or fee in connection with the transaction contemplated in this Agreement or on account of introducing the parties, the preparation or submission of brochures, the negotiation or execution of this Agreement or the closing of the transaction contemplated herein other than Goldman Sachs & Co. and CB Richard Ellis (collectively, “Advisor”).  Seller agrees to indemnify and hold harmless Purchaser and its successors and assigns from and against any and all Losses arising out of any claim or demand for commissions or other compensation for bringing about this transaction by any broker, finder or similar agent or party, including Advisor, who claims to have dealt with Seller or any affiliate thereof in connection with this transaction.

SECTION 14.02.  Purchaser’s Representation.  Purchaser represents and warrants to Seller that neither Purchaser, nor any affiliate thereof, has dealt with any broker, finder or like agent who might claim a commission or fee in connection with the transaction contemplated in this Agreement or on account of introducing the parties, the preparation or submission of brochures, the negotiation or execution of this Agreement or the closing of the transaction contemplated herein, other than Advisor.  Purchaser agrees to indemnify and hold harmless Seller and its successors and assigns from and against any and all Losses arising out of any claim or demand for commissions or other compensation for bringing about this transaction by any broker, finder or similar agent or party other than Advisor who claim to have dealt with Purchaser or any affiliate thereof in connection with this transaction.

SECTION 14.03.  Survival.  The provisions of this Article XIV shall survive the Closing or any termination of this Agreement.

ARTICLE XV.

Default; Remedies

SECTION 15.01.  PURCHASER’S DEFAULT.  IN THE EVENT THAT THE CLOSING SHALL FAIL TO OCCUR BY REASON OF PURCHASER’S DEFAULT UNDER THIS AGREEMENT, PURCHASER AND SELLER AGREE THAT THE DAMAGES THAT SELLER SHALL SUSTAIN AS A RESULT THEREOF SHALL BE SUBSTANTIAL AND SHALL BE DIFFICULT TO ASCERTAIN.  PURCHASER AND SELLER THEREFORE AGREE THAT IF THE CLOSING SHALL FAIL TO OCCUR DUE TO PURCHASER’S DEFAULT HEREUNDER, SELLER’S REMEDY SHALL BE TO RECEIVE AS LIQUIDATED DAMAGES THE ENTIRE DEPOSIT (AND IN SUCH CIRCUMSTANCES PURCHASER SHALL JOIN WITH SELLER IN A WRITTEN INSTRUCTION TO ESCROW AGENT TO PAY THE DEPOSIT TO SELLER IN THE MANNER SET FORTH IN SECTION 3.02), AND THEREAFTER NEITHER PURCHASER NOR SELLER SHALL HAVE ANY FURTHER LIABILITY OR OBLIGATION TO THE OTHER HEREUNDER, EXCEPT FOR SUCH LIABILITIES AND OBLIGATIONS AS ARE EXPRESSLY STATED TO SURVIVE THE TERMINATION OF THIS AGREEMENT.  THE PARTIES ACKNOWLEDGE THAT THE PAYMENT OF SUCH LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTIONS 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER FOR ALL PURPOSES (INCLUDING PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671, 1676 AND 1677).  NOTWITHSTANDING THE FOREGOING, SELLER SHALL HAVE ALL REMEDIES AVAILABLE AT LAW AND EQUITY IN THE EVENT THAT PURCHASER FAILS TO PERFORM ANY OF THE

OTHER TERMS, COVENANTS, CONDITIONS AND AGREEMENTS TO BE PERFORMED BY PURCHASER HEREUNDER (I.E., OTHER THAN PURCHASER’S OBLIGATION TO CONSUMMATE THE CLOSING HEREUNDER), INCLUDING, WITHOUT LIMITATION, THE CONFIDENTIALITY PROVISIONS HEREOF.

PURCHASER’S INITIALS	INITIALS OF RICHARD D. JACOBS, SELLER’S AUTHORIZED AGENT

SECTION 15.02.  Seller’s Default.  If the Closing fails to occur as a result of the default of Seller hereunder (after application of the terms of Section 13.02(i) to determine whether Seller’s breaches, if any, are deemed to be cured or waived), then Purchaser shall be entitled to pursue, at its election, one of the following as its sole and exclusive remedy:  (i) terminate this Agreement and have the Deposit returned to it by the Escrow Agent (and in such circumstances Seller shall join with Purchaser in a written instruction to Escrow Agent to pay or deliver, as the case may be, the Deposit to Purchaser in the manner set forth in Section 3.02) and (ii) seek specific performance of Seller’s obligations under this Agreement.  Purchaser hereby waives any right to sue Seller for damages (including consequential or punitive damages) for any default by Seller hereunder (other than for fraud), but if the Closing occurs (including as a result of an action for specific performance), subject to the provisions of Sections 11.05, 11.06(b), 11.06(c) and 13.02(i), such waiver shall not apply to damages to which Purchaser may be entitled hereunder by reason of any breach by Seller of any of its warranties, representations, covenants or agreements hereunder which survive the Closing.

SECTION 15.03.  Limitation on Post-Closing Liability of Seller.  (a)Notwithstanding any provision to the contrary contained in this Agreement (except as set forth in the last sentence of Section 15.06 and in Section 13.02(i)) or in any other document delivered by Seller in connection with the Closing (including any Seller’s Estoppel Letter), Seller shall have no liability to Purchaser following the Closing for breach of any warranty and representation set forth in this Agreement or in such document, or for breach by Seller of any of its agreements set forth in Article VII or under Seller’s indemnity set forth in Section 15.06 as it relates to any such breach (except to the extent any such breach constitutes fraud) unless and except to the extent that the damages due to Purchaser by reason of all such breaches exceed Two Million and No/100 Dollars ($2,000,000.00) (inclusive of damages in respect of pre-Closing breaches waived pursuant to Section 13.02(i) as part of the Pre-Closing Basket), and in no event shall Seller be liable to Purchaser for consequential or punitive damages in respect of any such breach.

(b)                                 Notwithstanding any provision to the contrary contained in this Agreement (except as set forth in the last sentence of Section 15.06 and in Section 13.02(i)) or any other document delivered by Seller in connection with the Closing (including any Seller’s Estoppel Letter), the maximum aggregate liability of Seller to Purchaser following the Closing based on or arising under this Agreement and all such other documents (including any liability for any breach of any warranty, representation, covenant or indemnity contained herein or therein, but excluding any breach constituting fraud) shall be limited to Five Million and No/100

Dollars ($5,000,000.00) (the “Liability Cap”) and in no event shall Seller be liable to Purchaser for consequential or punitive damages.

(c)                                  For avoidance of doubt and solely for the purposes of interpretation, the parties set forth the following examples of damage calculations under Articles XIII and XV.  If Seller and Purchaser agree that, at Closing, the aggregate cost to cure all of Seller’s breaches of its representations, warranties and covenants under Section 13.02(i) is $1,000,000, (x) all of such breaches shall be deemed to be waived by Purchaser for the purposes of Section 13.02(i), (y) the conditions precedent to Closing in Sections 13.02(a), 13.02(b), 13.02(d) and 13.02(e) shall be deemed to be satisfied, and (z) there will be no adjustment or abatement in or credit against the Purchase Price with respect to same.  Such breaches, however, shall be deemed to survive Closing for the purposes of Article XV.  Assuming no other breaches of Seller’s representations, warranties or covenants occur post-Closing, Seller shall have no liability to Purchaser post-Closing pursuant to Section 15.03(a) because Seller’s breaches do not exceed $2,000,000.  However, if Seller’s post-Closing breaches aggregate to the amount of $8,000,000, the $8,000,000 of breaches shall be aggregated with the $1,000,000 of breaches surviving under Section 13.02(i).  Seller shall not be liable post-Closing for the first $2,000,000 of such $9,000,000 of post-Closing breaches, but shall be liable only for the next $5,000,000 of breaches under Section 15.03(b) because Section 15.03(b) provides a $5,000,000 cap upon Seller’s liability.  Assuming all of such breaches are of the type subject to the cap in Section 15.03(b), Purchaser shall have no claim against Seller for the amount of breaches exceeding the $5,000,000 cap (i.e., the next $2,000,000 of breaches above the cap).

SECTION 15.04.  Liability of Partners and Affiliates of Seller.  Notwithstanding any provision to the contrary contained in this Agreement or any other document delivered by Seller in connection with the Closing (including any Seller’s Estoppel Letter), the liability of Seller hereunder and thereunder shall, subject to Section 15.03, be limited to Seller’s assets and none of its partners or affiliates shall have any liability for the obligations of Seller hereunder or thereunder.  At the Closing, Seller, Purchaser and Escrow Agent shall enter into an escrow agreement (the “Holdback Escrow Agreement”) substantially in the form attached hereto as Exhibit R, pursuant to which Seller shall deposit with Escrow Agent an irrevocable letter of credit in the amount of the Liability Cap (or any increased amount pursuant to Section 13.02(i)), expiring no earlier than twelve (12) months after the Closing Date (but with a term of fourteen (14) months, if available) issued by a bank reasonably acceptable to Purchaser (it being agreed that Fleet, JP Morgan and Northern Trust Bank are each acceptable to Purchaser) and otherwise in substantially the form attached as Exhibit A, to be applied subject to the terms and conditions contained therein.  Any proceeds of such Letter of Credit paid to Purchaser pursuant to the Holdback Escrow Agreement shall be deemed to satisfy Seller’s liability to Purchaser hereunder and under any document delivered by Seller in connection with the Closing, to the extent of such proceeds.

SECTION 15.05.  General Provisions Regarding Survival.  (a)  Except as otherwise expressly provided in this Agreement, none of the provisions contained in this Agreement shall survive the Closing or any termination of this Agreement.

(b)                                 Where this Agreement expressly provides that any representation or warranty of Purchaser contained in this Agreement or any other document delivered by

Purchaser in connection with the Closing shall survive the Closing or any termination of this Agreement, such representation or warranty shall, subject to the applicable statute of limitations, survive the Closing or any termination of this Agreement for a period of twelve (12) months after the date of the Closing or such termination; provided, however, that Purchaser’s liability for any breach of any such representations or warranties shall not expire as to any breach or alleged breach thereof if prior to the twelve (12)-month anniversary of the Closing Date or such termination Seller shall have either commenced litigation in respect of such breach or alleged breach or provided notice to Purchaser setting forth in reasonable detail the facts and circumstances of such breach or alleged breach and, if such notice is given, Seller subsequently commences litigation with respect to the matter included in such notice within two (2) months after such notice is given.  Where this Agreement expressly provides that any covenant or other obligation of Purchaser contained in this Agreement or any other documents delivered by Purchaser in connection with the Closing shall survive the Closing or any termination of this Agreement, such covenant or obligation shall, subject to the applicable statute of limitations, survive the Closing or any termination of this Agreement without limitation as to time.

(c)                                  Where this Agreement expressly provides that any representation, warranty, covenant or obligation of Seller contained in this Agreement or any other document delivered by Seller in connection with the Closing (including any Seller’s Estoppel Letters) shall survive the Closing or any termination of this Agreement, such representation, warranty, covenant or obligation shall survive the Closing or any termination of this Agreement for a period of twelve (12) months after the date of the Closing or such termination; provided, however, that Seller’s liability for any breach of any such representations, warranties, covenants and obligations shall not expire as to any breach or alleged breach thereof if prior to the twelve (12)-month anniversary of the Closing Date or such termination Purchaser shall have either commenced litigation in respect of such breach or alleged breach or provided notice to Seller setting forth in reasonable detail the facts and circumstances of such breach or alleged breach and, if such notice is given, Purchaser subsequently commences litigation with respect to the matter included in such notice within two (2) months after such notice is given.

SECTION 15.06.  Indemnification by Seller.  Subject to Sections 11.05, 11.06(c), 15.03, 15.04 and 15.05(c), from and after the Closing, Seller shall indemnify, defend and hold harmless Purchaser and its shareholders, directors, officers, members, partners, employees, representatives and agents, and their respective successors and assigns (collectively, the “Indemnified Purchaser Persons”) from and against any Losses incurred or suffered by any Indemnified Purchaser Person that result from, relate to or arise out of:  (a) the breach or inaccuracy of any representation or warranty made by Seller in this Agreement or any other document delivered by Seller in connection with the Closing (including any Seller Estoppel Letters); (b) the breach or non-fulfillment by Seller of any of the covenants or agreements of Seller under this Agreement or any other document delivered by Seller in connection with the Closing (including any Seller Estoppel Letter); (c) claims made by any Tenant or Anchor under the Leases, any Adjoining Owner under the Operating Agreements, any ground sublessor under the Sears Ground Subleases or by any party under those Other Agreements assigned to Purchaser that relate to any actions or events first occurring, or obligations first accruing, prior to the Closing Date; provided, however, that Seller’s obligations under this clause (c) shall not apply to any claims which (i) (y) if true would not constitute a breach of any representation or warranty of Seller in this Agreement and (z) allege or are based on the failure of the landlord thereunder, if applicable, to keep the Property, the fixtures, systems and facilities contained in the Property or the common areas related to the Property in good repair or to make required repairs or improvements thereto, it being understood that Seller shall not be obligated to make any such repairs or improvements except for those which it has expressly agreed to make herein, (ii) are based on any matter which is identified in this Agreement (including the Exhibits and Schedules hereto) as an exception or qualification to any representation or warranty of Seller set forth herein, or in any Seller’s Estoppel Letter or any estoppel letter or certificate delivered to Purchaser at or prior to the Closing pursuant to this Agreement by any Tenant, Anchor or other occupant under a Lease, any Adjoining Owner under an Operating Agreement or any ground sublessor under the Sears Ground Subleases, (iii) are based on any matter constituting a breach of such representations and warranties or any of Seller’s covenants that is deemed waived pursuant to the terms of this Agreement (including, without limitation, the terms of Section 13.02(i)) or (iv) are based on a liability which was taken into account as a Closing adjustment pursuant to Article IX.  Notwithstanding the foregoing, Seller agrees to indemnify, defend and hold harmless the Indemnified Purchaser Persons from and against any Losses incurred or suffered by any Indemnified Purchaser Person that result from, relate to or arise out of tort claims relating to damages or injuries first sustained at the Property prior to the Closing Date, but excluding any tort claims relating to the environmental condition of the Property, any waste of the Property or the inadequate physical condition of the Property.  Seller’s obligations in the immediately preceding sentence shall not be subject to the limitations on Seller’s liability set forth in Section 15.03 of this Agreement.

SECTION 15.07.  Indemnification by Purchaser.  Subject to Section 15.03, 15.04 and 15.05, from and after the Closing Purchaser shall indemnify, defend and hold harmless Seller and its shareholders, directors, officers, members, partners, trustees, beneficiaries, employees and agents, and their respective successors and assigns (collectively the “Indemnified Seller Persons”) from and against any Losses incurred or suffered by any Indemnified Seller Person that results from, relates to or arises out of:  (a) the breach or inaccuracy of any representation or warranty made by Purchaser in this Agreement or any other document delivered by Purchaser in connection with the Closing; (b) the breach or non-fulfillment by Purchaser of any of the covenants or agreements of Purchaser under this Agreement or any other document delivered by Purchaser in connection with the Closing; (c) claims made by any Tenant or Anchor under the Leases, any ground sublessor under the Sears Ground Subleases, any Adjoining Owner under the Operating Agreements or by any party under those Other Agreements assigned to Purchaser that relate to any actions or events first occurring, or obligations first accruing, on or after the Closing Date; (d) claims by third parties that are based on any act or omission of Purchaser relating to the Property occurring at any time on or after the Closing Date; and (e) the breach by any subsidiary of Purchaser to whom Purchaser makes an assignment pursuant to Section 17.09 of any agreement or obligation contained in any document executed by such subsidiary in connection with the Closing.

SECTION 15.08.  Prevailing Party’s Attorneys’ Fees.  In connection with any litigation, including appellate proceedings, initiated by a party hereto against the other party hereto and arising out of this Agreement or any instrument or document executed pursuant hereto, the party adjudicated to be the substantially prevailing party shall be entitled to recover reasonable attorneys’ fees and disbursements from the other party.

SECTION 15.09.  Survival.  The provisions of this Article XV shall survive the Closing or any termination of this Agreement.

ARTICLE XVI.

Covenants

SECTION 16.01.  Commercially Reasonable Efforts.  Each of Seller and Purchaser agrees to use commercially reasonable efforts to take or cause to be taken all actions and to do or cause to be done all things necessary or appropriate to consummate and make effective the transactions contemplated by this Agreement and the other agreements being signed concurrently herewith or pursuant hereto.

SECTION 16.02.  Regulation S-X.  Seller agrees to request that its accountants assist Purchaser, at Purchaser’s request and sole cost and expense (which costs and expenses Purchaser covenants to pay promptly when due), by providing information relating to the Property and its operation that may be reasonably necessary for Purchaser to produce the financial statements required under Rule 3-14 of Regulation S-X of the U.S. securities laws.  Purchaser agrees to indemnify the Indemnified Seller Persons and hold them harmless from and against any and all Losses arising out of the preparation or use by Purchaser of any such information provided by Seller or Seller’s accountants pursuant to this Section (but excluding any Losses arising out of the mere discovery of information by Purchaser).

SECTION 16.03.  Seller Assistance.  During the twelve (12)-month period following the Closing, but only so long as James A. Jones is an employee of TTC or of Emerik Properties Corp., Mr. Jones will be available to Purchaser via business telephone at reasonable times to answer Purchaser’s questions regarding the Property and its operation.

SECTION 16.04.  Employees.  In the event that any one of Seller’s employees, whose work relates exclusively to the management and operation of the Property, desires to become an employee of Purchaser or an affiliate thereof after the Closing, and Purchaser or its affiliate notifies Seller of its desire to hire such person, Seller shall terminate such person as of the Closing Date.  Seller hereby agrees that Purchaser shall have no obligations after the Closing with respect to any of Seller’s employees.  Seller agrees to indemnify the Indemnified Purchaser Persons and hold them harmless from and against any and all Losses arising out of any action or omission of Seller with respect to Seller’s employment relationship with any of its employees.  Such indemnification shall not be subject to the limitations on Seller’s liability set forth in Section 15.03.

SECTION 16.05.  Survival.  The provisions of this Article XVI shall survive the Closing.

ARTICLE XVII.

Miscellaneous

SECTION 17.01.  Notices.  Except as otherwise provided in this Agreement, all notices, demands, requests, consents, approvals or other communications which are required or permitted to be given under this Agreement or which either party desires to give with respect to this Agreement shall be in writing and shall be delivered by hand or sent by telecopy (with the original sent by first-class mail, postage prepaid), or sent postage prepaid, by registered or certified mail, return receipt requested, or by reputable overnight courier service addressed to the party to be notified as follows (or to such other address as such party shall have specified at least ten (10) days prior thereto by like notice) and shall be deemed given when so delivered by hand or telecopied, and if mailed, three (3) Business Days after mailing (one (1) Business Day in case of overnight courier service), as follows:

if to Seller, to:

c/o James L. Krasne, a Professional Corporation 9440 Santa Monica Boulevard, Suite 610 Beverly Hills, California 90210 Attn: James L. Krasne Telecopier: (310) 271-3515

with a copy to:

c/o James A. Jones #3 Del Amo Fashion Center Torrance, California 90503 Telecopier:

with a copy to:

Willkie Farr & Gallagher 787 Seventh Avenue New York, New York 10019 Attn: Eugene A. Pinover, Esq. Telecopier: (212) 728-8111

if to Purchaser, to:

The Mills Limited Partnership 1300 Wilson Boulevard, Suite 400 Arlington, Virginia 22209 Attn: Greg Neeb Telecopier: (703) 526-5237

with a copy to:

The Mills Limited Partnership 1300 Wilson Boulevard, Suite 400 Arlington, Virginia 22209 Attn: Mark Dorigan, Esq. Telecopier: (703) 526-5191

with a copy to:

Manatt, Phelps & Philips, LLP 11355 West Olympic Boulevard Los Angeles, California 90064 Attn: Keith Allen-Niesen, Esq. Telecopier: (310)312-4224

SECTION 17.02.  Further Assurances.  Each of Seller and Purchaser agrees, at any time and from time to time after the Closing, to execute, acknowledge, where appropriate, and deliver such further instruments and documents and to take such other action, including, without limitation, recording or filing in the Recording Office the documents to be delivered at Closing which are to be recorded or filed therein in order to give notice of the conveyance of the Property to third parties, as the other party may reasonably request in order to carry out the intent and purposes of this Agreement; provided that such request is made by notice given within one (1) year after the Closing Date.  If required by the other party, the party making the request will bear the reasonable cost involved.  Neither party shall be required to execute any instrument or document pursuant to this Section 17.02 which would increase the liability or obligations of such party over that provided for in this Agreement and the instruments and documents executed by such party pursuant hereto in any material respect.  The provisions of this Section 17.02 shall survive the Closing.

SECTION 17.03.  Captions.  The Article and Section titles or captions in this Agreement and the Table of Contents and the Schedule of Exhibits prefixed hereto are for convenience only and shall not be deemed to be part of this Agreement.

SECTION 17.04.  Governing Law; Venue; Construction.  This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of California applicable to contracts negotiated, executed and to be performed wholly within such State.  ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST SELLER OR PURCHASER ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY AT SELLER’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CENTRAL DISTRICT OF CALIFORNIA, AND PURCHASER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND PURCHASER HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING.  IN ANY SUCH SUIT, ACTION OR PROCEEDING THE PARTIES TO THIS AGREEMENT WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS AND AGREE THAT SERVICE THEREOF MAY BE MADE AS PROVIDED IN SECTION 17.01 ABOVE.  Each party hereto acknowledges that it was represented by counsel in connection with this Agreement and the transactions contemplated herein, that it and its counsel reviewed and participated in the preparation and negotiation of this Agreement and the documents and instruments to be delivered hereunder, and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or the documents and instruments to be delivered hereunder.  The provisions of this Section 17.04 shall survive the Closing or any termination of this Agreement.

SECTION 17.05.  Entire Agreement; Confidentiality Agreements, etc.  This Agreement, including all Exhibits and Schedules, contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior understandings, if any, with respect thereto; provided, however, that Purchaser hereby acknowledges and agrees that any and all confidentiality agreements executed by Purchaser in connection with Purchaser’s due diligence of the Property and/or the transactions contemplated herein shall nevertheless remain in full force and effect and shall not be superceded by this Agreement (subject to the terms of Sections 6.04 and 17.12 hereof).  The parties have made no representations with respect to the subject matter of this Agreement and have given no warranties with respect to the subject matter hereof except as expressly provided herein and/or expressly provided in the documents delivered at Closing.  This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the party to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein.  The parties do not intend to confer any benefit hereunder on any person, firm, corporation or other entity other than the parties hereto and their permitted assigns.  The provisions of this Section 17.05 shall survive the Closing or any termination of this Agreement.

SECTION 17.06.  Waivers: Extensions.  No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof or of any other agreement or provision herein contained.  No extension of time for performance of any obligations or acts shall be deemed an extension of the time for performance of any other obligations or acts.  The provisions of this Section 17.06 shall survive the Closing or any termination of this Agreement.

SECTION 17.07.  Pronouns.  All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the parties may require.

SECTION 17.08.  Transaction Expenses; Fees and Disbursements of Counsel, etc.  (a)  Seller shall pay (i) all charges to remove exceptions to title which do not constitute Permitted Encumbrances and/or the cost of causing the Title Company to insure over any such exceptions that Purchaser has agreed in writing may be insured over or that are insured over in accordance with Article IV, (ii) the cost of a current ALTA Survey to be provided by Seller to Purchaser and the Title Company (but not the cost of any additions or modifications thereto required or requested by Purchaser or Purchaser’s agents, counsel or lenders), (iii) the premiums for CLTA standard coverage owner’s form of title insurance issued to Purchaser with respect to the Real Property and all reinsurance or coinsurance costs in connection therewith (but not the cost of any endorsements, extended coverage or affirmative insurance in connection therewith or any lender’s policy) and (iv) all transfer taxes imposed on the transfer of the Real Property.

(b)                                 Seller and Purchaser shall each pay fifty percent (50%) of (i) all sales or similar taxes, if any, on the transfer of the Personal Property and the Intangible Personal Property, (ii) all other recording fees and charges not otherwise covered under the foregoing provisions and (iii) the fees and expenses of any escrows with the Escrow Agent.

(c)                                  Subject to Sections 17.08(a) and 17.08(b), each party shall pay its own expenses in connection with the transactions contemplated by this Agreement, including the fees, disbursements and charges of its own counsel, accountants, consultants, experts and other advisors in connection with the negotiation and preparation of this Agreement and the Closing.

(d)                                 Purchaser shall pay (i) the cost for all endorsements, extended coverage and affirmative insurance (except as provided in Section 17.08(a)) in connection with the title insurance ordered by Purchaser, (ii) all costs to update the ALTA Survey to be provided under Section 17.08(a) and (iii) all recording fees and charges for documents to be recorded in connection with the Closing.

(e)                                  Seller shall pay the fees of the Advisor in connection with the transactions contemplated by this Agreement.

(f)                                    The provisions of this Section 17.08 shall survive the Closing or any termination of this Agreement.

SECTION 17.09.  Assignment.  Purchaser shall not, without the prior written consent of Seller, assign this Agreement or its rights hereunder, in whole or in part, to any other person or entity; provided, however, that Purchaser may without Seller’s consent elect to have the Property conveyed directly to any partnership, limited liability company, corporation or other entity in which at least twenty five percent (25%) of the equity is owned directly or indirectly by Purchaser so long as (i) such conveyance does not result in a breach of any of the representations, warranties or covenants of Purchaser set forth in this Agreement and (ii) Purchaser retains the ability to control such subsidiary through the Closing Date.  For the purposes of this Section, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities of such subsidiary, whether through ownership of voting securities, by contract or otherwise.  In connection with any conveyance permitted by this Section 17.09, Purchaser may assign its rights (but not its obligations) under this Agreement and the documents delivered in connection with this Agreement to the transferee to the extent related to the Property that is the subject of such conveyance; provided, however, that no such assignment shall operate to increase any liability or obligation of Seller under this Agreement or such documents.  The conveyance of the Property to a subsidiary of Purchaser in accordance with this Section 17.09 (and any related assignment of Purchaser’s rights under this Agreement in accordance with this Section 17.09) shall not release Purchaser from any of its liabilities or obligations under this Agreement.  This Section 17.09 shall survive the Closing or any termination of this Agreement.

SECTION 17.10.  Counterparts; Facsimile.  This Agreement may be executed in counterparts, each of which (or any combination of which, signed by all of the parties) shall be deemed an original, but all of which, taken together, shall constitute one and the same instrument.  This Agreement may be executed by facsimile signature.

SECTION 17.11.  No Recording.  The parties agree that (i) neither this Agreement nor any memorandum or notice hereof shall be recorded or filed in any public records, and (ii) Purchaser shall not be entitled to file a lis pendens against the Property, unless Purchaser is actively pursuing an action for specific performance of Seller’s obligations pursuant to Section 15.02 and, if required by the court in the normal course of an action for specific performance, Purchaser posts a bond in an amount to be determined by such court, for the purpose of indemnifying Seller against the unjust or improper filing of such lis pendens against the Property.  If Purchaser violates the terms of this Section 17.11, Seller, in addition to any other rights or remedies it may have, may immediately terminate this Agreement by giving notice to Purchaser of its election so to do and, in the event of such termination, Seller shall be entitled to receive the Deposit from the Escrow Agent as liquidated damages for Purchaser’s breach (and in such circumstances Purchaser shall join with Seller in a written instruction to Escrow Agent to pay the Deposit to Seller in the manner set forth in Section 3.02).  The provisions of this Section 17.11 shall survive the Closing or any termination of this Agreement.

SECTION 17.12.  Publicity.  Subject to disclosure obligations required by law or determined by their counsel to be required by law, none of Seller, Purchaser and their respective affiliates shall issue any press release or, except as otherwise provided in this Section 17.12, otherwise make public any information with respect to this Agreement or the transactions contemplated hereby prior to the Closing Date without the prior written consent of the other party.  Prior to the Closing, none of Seller, Purchaser and their respective affiliates shall discuss or disclose the existence or terms of this Agreement, the identity of the parties hereto or any other information with respect to the transactions contemplated hereby except (i) as required by law and (ii) Seller, Purchaser and their respective affiliates may disclose such information to their direct and indirect equity owners, employees, lenders, prospective lenders, investors, prospective investors, advisors, attorneys, consultants and other professionals if such disclosure is required to implement the terms of this Agreement or is reasonably necessary in connection with the business and affairs of Seller’s or Purchaser’s direct or indirect equity owners; provided, however, that, except as may be reflected in this Agreement (but not the Exhibits or Schedules to this Agreement) or as otherwise required by law, in no event will Purchaser be permitted to disclose information concerning the economic terms of the Leases or Operating Agreements (other than the percentage of leasable area and rental revenue represented by expiring Leases on a year-by-year basis) without Seller’s prior written consent, which consent shall not be unreasonably withheld.  Notwithstanding anything to the contrary contained in this Agreement or in any confidentiality agreements executed by Purchaser in connection with Purchaser’s due diligence of the Property and/or the transactions contemplated herein, (i) Purchaser shall not be restricted from engaging in discussions with the City regarding zoning or development matters with respect to the Property; (ii) so long as this Agreement has not been terminated prior to Closing, Purchaser may engage in discussions with Tenants, Anchors, Adjoining Owners and the ground sublessors under the Sears Ground Subleases provided that such discussions occur during normal business hours and Seller is provided with reasonable advance notice and the opportunity for a representative of Seller to be present and participate during such discussions; and (iii) Purchaser shall be permitted to engage in discussions with the owners of fee title to the TTC Leasehold Parcels, upon Purchaser’s delivery to Seller of a copy of an instrument from Sears, Roebuck & Co. consenting to such discussions.  The provisions of this Section 17.12 shall survive the Closing or any termination of this Agreement.

SECTION 17.13.  Waiver of Rights to Jury Trial.  Seller and Purchaser waive any right to trial by jury of any claim arising under or with respect to this Agreement, whether now existing or hereafter arising.  Seller and Purchaser hereby agree that any such claim shall be decided by a court trial without a jury and that any party hereto may file an original counterpart or a copy of this Section 17.13 with any court as written evidence of the consent of the other party hereto to waiver of its right to trial by jury.  The provisions of this Section 17.13 shall survive the Closing or any termination of this Agreement.

SECTION 17.14.  1031 Transaction.  Notwithstanding anything to the contrary set forth herein, Seller may take such steps as Seller shall deem necessary or desirable to qualify the sale of all or any portion of the Property under Section 1031 of the Code (a “1031 Transaction”), including the use of, and/or assignment of this Agreement to, a “qualified intermediary” within the meaning of Treas. Regs. § 1.1031(k)-(g)(4), or the use of any other multiparty arrangement described in Treas. Regs. § 1.1031(k)-1(g).  Purchaser shall cooperate (which cooperation shall be at Seller’s expense) in so structuring a 1031 Transaction, if so desired by Seller, provided that such structuring shall not affect Purchaser’s rights hereunder except to a de minimis extent.  Notwithstanding anything to the contrary contained herein, in no event shall Purchaser be required to accept title to any property other than the Property in connection with any such 1031 Transaction.  Seller agrees to indemnify Purchaser from and against all Losses resulting from any claim made against Purchaser in connection with such 1031 Transaction by Seller.  Seller shall cooperate (which cooperation shall be at Purchaser’s expense) in so structuring a 1031 Transaction, if so desired by Purchaser, provided that such structuring shall not affect Seller’s rights hereunder except to a de minimis extent.  Notwithstanding anything to the contrary contained herein, in no event shall Seller be required to accept any property other than cash in connection with any such 1031 Transaction from any entity in satisfaction of Purchaser’s obligation to pay the Purchase Price.  Purchaser agrees to indemnify Seller from and against all Losses resulting from any claim made against Seller in connection with such 1031 Transaction of Purchaser.  The indemnifications provided under this Section 17.14 shall survive the Closing or any termination of this Agreement.

SECTION 17.15.  ARBITRATION OF DISPUTES.  IF, PURSUANT TO SECTION 13.02(I), SELLER ELECTS TO SUBMIT ANY DISPUTE REGARDING THE LIQUIDATED AMOUNT AND/OR THE AGGREGATE IMPAIRMENT OF THE VALUE OF THE PROPERTY TO ARBITRATION AS CONTEMPLATED IN SECTION 13.02(I), IT SHALL DO SO BY NOTIFYING PURCHASER OF THE ELECTION IN WRITING.  WITHIN SEVEN (7) DAYS AFTER GIVING SUCH NOTICE, EACH OF SELLER AND PURCHASER AGREES TO SELECT AND DESIGNATE TO THE OTHER IN WRITING ONE REPUTABLE, DISINTERESTED INDIVIDUAL HAVING AT LEAST SEVEN (7) YEARS OF COMMERCIAL REAL ESTATE EXPERIENCE REASONABLY RELATED TO THE MATTER IN DISPUTE AND WILLING TO ACT AS AN ARBITRATOR OF THE DISPUTE IN QUESTION.  IF, FOR ANY REASON, EITHER PARTY FAILS TO NOTIFY THE OTHER OF ITS SELECTION OF A QUALIFYING ARBITRATOR WITHIN THE ALLOTTED TIME, THEN, IF SUCH OTHER PARTY SO ELECTS, THE SECOND ARBITRATOR SHALL BE A PERSON DESIGNATED BY THE PRESIDENT OR ANOTHER APPROPRIATE OFFICER OF THE AMERICAN ARBITRATION ASSOCIATION.  WITHIN SEVEN (7) DAYS AFTER THE FOREGOING SELECTIONS HAVE BEEN MADE, THE ARBITRATORS SO SELECTED SHALL JOINTLY SELECT A THIRD REPUTABLE INDIVIDUAL HAVING NO AFFILIATION WITH EITHER OF THE PARTIES AND WILLING TO ACT AS AN ARBITRATOR OF THE DISPUTE IN QUESTION.  IF THE FIRST TWO ARBITRATORS SELECTED ARE UNABLE OR FAIL TO AGREE UPON THE THIRD ARBITRATOR WITHIN THE ALLOTTED TIME, THE

THIRD ARBITRATOR SHALL BE SELECTED BY THE PRESIDENT, OR ANOTHER APPROPRIATE OFFICER, OF THE AMERICAN ARBITRATION ASSOCIATION.  THE THREE ARBITRATORS SELECTED SHALL CONSTITUTE THE ARBITRATION PANEL AND THE PRESENTATION OF THE PARTIES IN THE ARBITRATION PROCEEDING SHALL BE COMMENCED AND COMPLETED WITHIN THIRTY (30) DAYS AFTER THE SELECTION OF THE ARBITRATION PANEL AND THE ARBITRATION PANEL SHALL RENDER ITS DECISION IN WRITING WITHIN FIFTEEN (15) DAYS AFTER THE COMPLETION OF SUCH PRESENTATIONS.  THE ARBITRATION SHALL BE CONDUCTED IN LOS ANGELES, CALIFORNIA IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION RULES (AND THE EXPEDITED PROCEDURES THEREUNDER) OF THE AMERICAN ARBITRATION ASSOCIATION.  THE ARBITRATORS SHALL HAVE THE DISCRETION TO ORDER A PRE-HEARING EXCHANGE OF INFORMATION BY THE PARTIES, INCLUDING, WITHOUT LIMITATION, PRODUCTION OF REQUESTED DOCUMENTS, EXCHANGING OF SCHEDULES OF PROPOSED WITNESSES AND EXAMINATION BY DEPOSITION OF PARTIES OR OTHER PERSONS.  ALL ISSUES REGARDING COMPLIANCE WITH DISCOVERY REQUESTS SHALL BE DECIDED BY THE ARBITRATORS.  ANY DECISION CONCURRED IN BY ANY TWO (2) OF THE ARBITRATORS SHALL CONSTITUTE THE DECISION OF THE ARBITRATION PANEL, AND UNANIMITY SHALL NOT BE REQUIRED.  ANY DECISION RENDERED BY THE ARBITRATION PANEL SHALL BE FINAL AND BINDING ON THE PARTIES HERETO, AND JUDGMENT THEREON MAY BE ENTERED BY ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION.  TO THE EXTENT THE DISPUTE IN QUESTION INVOLVES ISSUES OF LAW, THE ARBITRATORS SHALL APPLY AND BE BOUND TO FOLLOW THE LAWS OF THE STATE OF CALIFORNIA AND, TO THE EXTENT APPLICABLE, THE LAWS OF THE UNITED STATES OF AMERICA.

NOTICE:  BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE “ARBITRATION OF DISPUTES” PROVISION ABOVE DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL.  BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN SUCH “ARBITRATION OF DISPUTES” PROVISION.  IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE.  YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.  WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE “ARBITRATION OF DISPUTES” PROVISION ABOVE TO NEUTRAL ARBITRATION.

/s/ LS	/s/RICHARD D. JACOBS
PURCHASER’S INITIALS	INITIALS OF RICHARD D. JACOBS, SELLER’S AUTHORIZED AGENT

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

SELLER:

THE GUILFORD GLAZER TRUST OF 1984

/s/GUILFORD GLAZER
Guilford Glazer, as Trustee

[Seller’s signatures continue on the following page]

THE TORRANCE COMPANY

a California partnership

By its Partners:

Emerson U. Glazer 1976 Trust A		Emerson Glazer Trust of 1989
Emerson U. Glazer 1976 Trust B
Emerson U. Glazer 1976 Trust C
Erika J. Glazer 1976 Trust A		By:	/s/ JOHN A. RUSKEY
Erika J. Glazer 1976 Trust B			John A. Ruskey, Trustee
Erika J. Glazer 1976 Trust C

Erika Glazer Trust of 1985

By:	/s/ JAMES A. JONES
	James A. Jones	By:	/s/ ERICKA J GLAZER
	Co-Trustee		Erika J. Glazer, Trustee

Emerik Properties Corp.
By:	/s/ JAMES L. KRASNE	a California corporation
James L. Krasne
Co-Trustee
		By:	/s/ EMERSON U. GLAZER
Emerson U. Glazer
Chairman and COO

		By:	/s/ERICKA J GLAZER
Erika J. Glazer
Vice President and CEO

[Seller’s signatures continue on the following page]

CARSON-MADRONA CO.

a California partnership

By its Partners:

The Guilford Glazer Trust of 1984		The Torrance Company a California partnership By its Partners:
By:	/s/ GUILFORD GLAZER
	Guilford Glazer, Trustee	Emerson U. Glazer 1976 Trust A
Emerson U. Glazer 1976 Trust B
Emerson U. Glazer 1976 Trust C
Emerson U. Glazer 1971 Trust		Erika J. Glazer 1976 Trust A
Erika J. Glazer 1976 Trust B
Erika J. Glazer 1976 Trust C
By:	/s/ JAMES A. JONES
	James A. Jones	By:	/s/ JAMES A. JONES
	Co-Trustee		James A. Jones
Co-Trustee

By:	/s/ JAMES L. KRASNE	By:	/s/ JAMES L. KRASNE
	James L. Krasne		James L. Krasne
	Co-Trustee		Co-Trustee

Emerson Glazer Trust of 1989
Erika J. Glazer 1971 Trust
		By:	/s/ JOHN A. RUSKEY
John A. Ruskey, Trustee
By:	/s/ JAMES A. JONES
	James A. Jones	Erika Glazer Trust of 1985
Co-Trustee
		By:	/s/ ERIKA J.GLAZER
Erika J. Glazer, Trustee

By:	/s/ JAMES L. KRASNE
	James L. Krasne	Emerik Properties Corp.
	Co-Trustee	a California corporation

		By:	/s/ EMERSON U. GLAZER
Emerson U. Glazer
Chairman and COO

		By:	/s/ ERIKA J.GLAZER
Erika J. Glazer
Vice President and CEO

PURCHASER:

THE MILLS LIMITED PARTNERSHIP,
a Delaware limited partnership

By:	The Mills Corporation,
a Delaware corporation,
its general partner

By:	/s/LAURENCE C. SIEGEL
Name: Laurence C. Siegel
Title: Chairman and CEO

The undersigned hereby executes this Agreement solely to evidence its agreement to hold the Deposit and the Income, if any, and the Escrow Fund in accordance with Section 3.02, and to perform its other obligations expressly set forth in this Agreement, including, without limitation, Section 15.04 of this Agreement.

CHICAGO TITLE INSURANCE COMPANY

By:	/s/ TERRI GERVASI
Name: Terri Gervasi
Title: Senior Escrow Officer